UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________________
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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[ ]	Soliciting Material Pursuant to Sec. 240.14a-12
Aegion Corporation
(Name of Registrant as Specified in its Charter)
_________________________________________________________
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on April 23, 2014

TO THE OWNERS OF COMMON STOCK
OF AEGION CORPORATION:

You are invited to attend Aegion Corporation’s 2014 Annual Meeting of Stockholders. The meeting will be held on April 23, 2014, at 8:30 a.m. local time at the DoubleTree by Hilton, located at 16625 Swingley Ridge Road, Chesterfield, Missouri 63017.

The purposes of this year’s meeting are:

(1)	to elect eight directors;

(2)	to consider and vote upon a proposal to approve an advisory resolution relating to executive compensation;

(3)	to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2014; and

(4)	to transact any other business that may properly come before the meeting or any adjournment(s) of the meeting.

The Board of Directors set February 26, 2014 as the record date for the meeting. This means that if you were an owner of our common stock at the close of business on that date, you are entitled to receive notice of the meeting and vote at the meeting and any adjournment(s) of the meeting.

Whether or not you expect to attend the meeting, please vote by following the instructions on the Notice Regarding Internet Availability of Proxy Materials that you received in the mail or, if you requested or received a hard copy of the Proxy Statement, on your enclosed proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 2014:

Our Proxy Statement and 2013 Annual Report are available at
www.proxyvote.com

By Order of the Board of Directors,

David F. Morris
Secretary

Chesterfield, Missouri
March 14, 2014

PROXY STATEMENT

Aegion Corporation’s Board of Directors is mailing this Proxy Statement and the proxy card, or the Notice Regarding Internet Availability of Proxy Materials (the “E-Proxy Notice”), to you to solicit proxies on its behalf to be voted at our 2014 Annual Meeting of Stockholders, and at any adjournment(s) of the meeting. The meeting will be held on April 23, 2014 at 8:30 a.m. local time at the DoubleTree by Hilton, located at 16625 Swingley Ridge Road, Chesterfield, Missouri 63017 for the purposes listed in the E-Proxy Notice and the notice accompanying this Proxy Statement.

On March 14, 2014, we first mailed this Proxy Statement and the proxy card, or the E-Proxy Notice, to our stockholders as of the close of business on February 26, 2014. The E-Proxy Notice contains instructions on how to access an electronic copy of our proxy materials, including this Proxy Statement and our 2013 Annual Report. The E-Proxy Notice also contains instructions on how to request a paper copy of our 2013 Annual Report, this Proxy Statement as well as a proxy card.

We will bear all costs relating to the solicitation of proxies. Proxies may be solicited by our officers, directors and regular employees personally, by mail or by telephone. We may reimburse brokers and other persons holding shares of stock in their names, or the names of their nominees, for reasonable expenses incurred in sending soliciting material to their principals.

Our executive office is located at 17988 Edison Avenue, Chesterfield, Missouri 63005.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
APRIL 23, 2014:
Our Proxy Statement and 2013 Annual Report are available at:
www.proxyvote.com

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

Meeting Information and Mailing of Proxy Materials

•	Date and Time: April 23, 2014 at 8:30 a.m. (local time)

•	Location: DoubleTree by Hilton, located at 16625 Swingley Ridge Road, Chesterfield, Missouri 63017

•	Record Date: February 26, 2014

•	Mailing Date: On or about March 14, 2014, we mailed the E-Proxy Notice, or this Proxy Statement and the proxy card, to our stockholders.

•	Voting: Stockholders of record are entitled to one vote per share on each matter to be voted upon at the 2014 Annual Meeting of Stockholders.

Voting Matters and Board Recommendations

Matter	Board Recommendation	Page Reference for More Information
Election of eight directors for a term of one year or until their successors are elected and qualified	FOR each nominee	Pages 8 to 12
Advisory vote to approve Named Executive Officer compensation	FOR	Pages 64 to 65
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2014	FOR	Pages 66 to 67

Board Nominees

Name	Director Since	Occupation and Experience	Independent	Board Committees[1]
				AC	CC	CG&NC	SPFC
J. Joseph Burgess	2008	President and CEO, Aegion Corporation	No				X
Stephen P. Cortinovis	1997	Former President - Europe, Emerson Electric Co.	Yes			X	X
Stephanie A. Cuskley	2005	CEO, NPower	Yes	X	X
Charles R. Gordon	2009	CEO, Natural Systems Utilities, LLC	Yes	X		X
Juanita H. Hinshaw	2000	President & CEO, H&H Advisors	Yes	X	X
M. Richard Smith	2009	Board Member & Consultant, Sithe Global Power, LLC	Yes			X	X
Alfred L. Woods (Chairman)	1997	Retired President & CEO, Woods Group, LLC	Yes	Ex Officio Member of All Standing Committees
Phillip D. Wright	2011	Retired President & CEO, Williams Energy Services, Inc.	Yes		X		X
_________________________________

[1]	AC - Audit Committee; CC - Compensation Committee; CG&NC - Corporate Governance and Nominating Committee; SPFC - Strategic Planning and Finance Committee

Executive Compensation
Consistent with the provisions of Section 14A of the Securities Exchange Act of 1934, as amended, (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010) and related U.S. Securities and Exchange Commission rules, our Board is asking that our stockholders vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement. This vote is not intended to address any specific item of our compensation program, but rather addresses our overall approach to the compensation of our Named Executive Officers.
As described in detail in this Proxy Statement, we seek to closely align the interests of our corporate officers with the interests of our stockholders. Our compensation programs are designed to reward our corporate officers for the achievement of financial and operating performance.
Our “Named Executive Officers” are those individuals who served as our Chief Executive Officer and Chief Financial Officer during 2013 as well as the three other most highly compensated executive officers.
Our current Named Executive Officers are:

•	J. Joseph Burgess, President and Chief Executive Officer;

•	David A. Martin, Senior Vice President and Chief Financial Officer;

•	Brian J. Clarke, Senior Vice President - Business Integration;

•	David F. Morris, Senior Vice President, Chief Administrative Officer and General Counsel; and

•	Laura M. Villa, Vice President - Human Resources.
Please read the “Compensation Discussion and Analysis” beginning on page 24 and the executive compensation tables beginning on page 48 for additional details about our executive compensation programs, including information about our Named Executive Officers’ 2013 compensation.

Independent Registered Public Accounting Firm
We are asking our stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2014.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Who may vote?

You may vote if you owned shares of our common stock at the close of business on February 26, 2014, the record date for our 2014 Annual Meeting of Stockholders. You are entitled to one vote for each share you owned on that date for each director to be elected and on each other matter presented at the meeting. As of February 26, 2014, we had 37,948,837 shares of common stock, $.01 par value, outstanding. We have no class or series of voting stock outstanding other than our common stock.

A list of stockholders entitled to vote at the meeting will be available for examination at our executive office located at 17988 Edison Avenue, Chesterfield, Missouri 63005 for ten days before the 2014 Annual Meeting of Stockholders and at the Annual Meeting.

What am I voting on?

•	First, you are voting to elect eight directors. Each director, if elected, will serve a term of one year or until his or her successor has been elected and qualified.

Our Board of Directors recommends a vote “FOR” the election of each of our nominees for director.

•	Second, you are voting to approve an advisory resolution relating to executive compensation.

Our Board of Directors recommends a vote “FOR” the advisory resolution relating to executive compensation.

•	Third, you are voting to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2014.

Our Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2014.

•	In addition, you may vote on other business, if it properly comes before the meeting, or any adjournment(s) of the meeting.

How do I vote?

•
By Telephone or Internet: You can vote by telephone or Internet by following the instructions included on the E-Proxy Notice that you received in the mail or, if you requested or received a hard copy of this Proxy Statement, on the enclosed proxy card.

•
By Written Proxy: If you requested or received a hard copy of this Proxy Statement, you can vote by written proxy by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you sign and return the enclosed proxy card, the shares represented by the proxy will be voted in accordance with the terms of the proxy, unless you subsequently revoke your proxy.

•	In Person: If you are a record stockholder, you can vote in person at the meeting.

What is a record stockholder and what is the difference between a record stockholder and a stockholder who holds shares in street name?

•	If your shares are registered in your name, you are a record stockholder.

•	If your shares are in the name of your broker or bank, or their nominee, your shares are held in street name.

How many votes are required to elect directors?

Directors are elected by the majority of votes cast, unless the election is contested where the number of director nominees exceeds the number of directors to be elected. The election of directors at the 2014 Annual Meeting of Stockholders is not a contested election. That means that for a director to be elected, the number of shares voted “FOR” a director must exceed the aggregate number of votes “WITHHELD” from that director. A summary of our majority voting standard appears under the heading “Proposal 1: Election of Directors - Vote Required for the Election of Directors” on page 12 of this Proxy Statement.

How many votes are needed to approve the advisory resolution relating to executive compensation?

Approval of the advisory resolution relating to executive compensation requires the affirmative vote of a majority of the shares of our common stock cast on the proposal.

How many votes are required to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2014?

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2014 requires the affirmative vote of a majority of the shares of our common stock cast on the proposal.

What if other matters are voted on at the 2014 Annual Meeting of Stockholders?

If any other matters are properly presented at the 2014 Annual Meeting of Stockholders for consideration, the persons named as proxies in the enclosed proxy card (if you requested or received a hard copy of this Proxy Statement) will have the discretion to vote on those matters for you. Approval of any other matter requires the affirmative vote of a majority of the shares of our common stock cast on such matter. At the date we mailed the E-Proxy Notice or this Proxy Statement, our Board of Directors did not know of any other matter to be raised at the 2014 Annual Meeting of Stockholders.

What does it mean if I receive more than one E-Proxy Notice or proxy card?

If you hold your shares in more than one account name, you will receive an E-Proxy Notice or a proxy card for each account. To ensure that all of your shares are voted, please follow the instructions on each E-Proxy Notice or proxy card that you receive.

Can I revoke my proxy?

Yes. You can revoke your proxy by:

•	writing to the attention of our Corporate Secretary at the address of our executive office prior to the date of the 2014 Annual Meeting of Stockholders;

•
voting by telephone or internet on a later date, or delivering a later-dated proxy card, if you requested or received a hard copy of this Proxy Statement, prior to or at the 2014 Annual Meeting of Stockholders; or

•	voting in person at the 2014 Annual Meeting of Stockholders.

What is the record date and what does it mean?

The record date for the 2014 Annual Meeting of Stockholders is February 26, 2014. The record date is set by our Board of Directors, as required by Delaware law. Stockholders at the close of business on the record date are entitled to:

•	receive notice of the meeting; and

•	vote at the meeting, or at any adjournment(s) of the meeting.

What if I do not specify my vote when I return my proxy card?

If you received a hard copy of this Proxy Statement, you should specify your choice for each proposal on the enclosed proxy card. If no specific instructions are given, proxy cards that are signed and returned will be voted “FOR” the election of the director nominees named in this Proxy Statement, “FOR” the approval of the advisory resolution relating to executive compensation, and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2014.

How are broker non-votes and abstentions counted?

Broker “non-votes” will not be counted as present for the purpose of determining the presence of a quorum unless these shares are voted on at least one matter presented at the 2014 Annual Meeting of Stockholders. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee:

•	has not received voting instructions on a particular matter from the beneficial owner or persons entitled to vote; and

•	does not have discretionary voting power on the matter.

Brokers are subject to New York Stock Exchange (“NYSE”) rules with respect to their ability to vote shares held by them for the benefit of other persons. The NYSE rules direct that, if you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instruction. If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (the latter are treated as “broker non-votes”). Proposal 3 is the only proposal that may be considered discretionary.

Broker non-votes will not be considered as either a vote cast for or withheld from a director nominee and thus will have no effect on the vote for director nominees. Proposals 2 and 3 require the affirmative vote of the majority of shares cast on the proposal and, therefore, a broker non-vote will have no effect on the votes of these proposals.

Abstentions will be counted as present for the purpose of determining the presence of a quorum for transacting business at the 2014 Annual Meeting of Stockholders. A stockholder has no ability to abstain in the election of directors. Proposals 2 and 3 require an affirmative vote of a majority of shares cast on the proposal and, pursuant to our By-Laws, an abstention will have no effect on the votes on these proposals.

How many votes must be present to conduct business at the 2014 Annual Meeting of Stockholders?

Our By-Laws require that a quorum must be present to conduct business at the 2014 Annual Meeting of Stockholders. To constitute a quorum, a majority of the outstanding shares of our common stock must be represented, in person or by proxy, at the 2014 Annual Meeting of Stockholders. The treatment of broker non-votes and abstentions with regard to determining a quorum is discussed above.

Why did I receive the E-Proxy Notice and not the printed proxy materials?

We are pleased to continue using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders an E-Proxy Notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the E-Proxy Notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the E-Proxy Notice. In addition, the E-Proxy Notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis. Employing this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

Why did I not receive the E-Proxy Notice in the mail?

We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the E-Proxy Notice. In addition, we are providing the E-Proxy Notice by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

How do I view the proxy materials online?

Go to www.proxyvote.com and follow the instructions to view the materials. It is necessary to provide the information printed in the box marked by the arrow located on your E-Proxy Notice.

What if I still prefer to receive a paper copy of the proxy materials?

You can easily request a paper copy at no cost by selecting from one of the three options below. You will need the information on the E-Proxy Notice that is printed in the box marked by the arrow.

•	By INTERNET at www.proxyvote.com;

•	By TELEPHONE, toll-free at 1-800-579-1639; or

•	By sending an E-MAIL to sendmaterial@proxyvote.com; simply enter the information in the box next to the arrow from your E-Proxy Notice in the subject line. No other information is necessary.

Can I request to receive my materials by e-mail rather than receive an E-Proxy Notice?

You may request to receive proxy materials for all future meetings either by e-mail or in paper form by mail. To request future copies by e-mail, go to www.proxyvote.com and follow the electronic delivery enrollment instructions. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

Please note that you MAY NOT USE YOUR E-Proxy Notice to vote your shares; it is NOT a form for voting. If you send the E-Proxy Notice back, your vote will not count.

For more information about the E-Proxy Notice, please visit: www.sec.gov/spotlight/proxymatters/e-proxy.shtml.

PROPOSAL 1: ELECTION OF DIRECTORS

At our 2014 Annual Meeting of Stockholders, stockholders will elect eight directors, each to serve a term of one year or until his or her successor is elected and qualified. Our Board of Directors is currently comprised of nine directors. On January 9, 2014, Mr. John P. Dubinsky notified the Board of Directors of his decision not to stand for re-election at our 2014 Annual Meeting of Stockholders. Mr. Dubinsky will continue to serve as a director until his current term expires at the 2014 Annual Meeting of Stockholders. Our Board of Directors reduced the size of the Board to eight members effective upon the expiration of Mr. Dubinsky’s service as a director. Our Board of Directors is not divided into classes of directors, meaning all of our directors are voted on every year at our Annual Meeting of Stockholders.

Unless otherwise instructed on the proxy card, each of the persons named as proxies on the proxy card intends to vote the shares represented thereby in favor of the eight nominees listed under “Certain Information Concerning Director Nominees” below.

Each director nominee named below is presently serving as a director of our Company. All nominees have consented to being named in this Proxy Statement and to serve if elected. If, however, any nominee should become unable or unwilling to serve, the persons named as proxies on the proxy card will vote the shares represented by the proxy for another person duly nominated by our Board, based on the recommendation of our Corporate Governance and Nominating Committee, to stand for election in the nominee’s place, or, if no other person is so nominated, to vote the shares only for the remaining nominees.

Certain Information Concerning Director Nominees

Certain information concerning the nominees for election as directors is set forth below. This information was furnished to us by the nominees. No family relationship exists between any of our directors or executive officers.

J. JOSEPH BURGESS
Director since 2008
Age 55

Mr. Burgess has been our President and Chief Executive Officer since April 14, 2008. Mr. Burgess previously served as the President and Chief Executive Officer of Veolia Water North America (a leading provider of water and wastewater services to municipal, federal and industrial customers) from 2005 until joining our Company in 2008. Prior thereto, he was the Chief Operating Officer of Veolia Water North America from 2003 to 2005 and its Vice President and General Manager for the Northeast business center from 2002 to 2003. Previously he was the Executive Vice President for Water Systems Operations for Ogden Projects (later renamed Covanta Water; a subsidiary of Ogden Corporation that specialized in waste-to-energy projects for municipalities) from 1998 to 2002.

Member of our Strategic Planning and Finance Committee.

STEPHEN P. CORTINOVIS
Director since 1997
Age 64

Mr. Cortinovis has been a co-owner of Lasco Foods, Inc. (a food services industry manufacturer and distributor) since 2005. He was a partner in Bridley Capital Partners (a private equity firm) from 2001 until 2007. Previously, he was President - Europe of Emerson Electric Co. from 1995 until 2001 and held various other executive positions at Emerson Electric from 1977 to 1995. Mr. Cortinovis also serves on the Boards of Directors of Plexus Corp. and Lasco Foods, Inc.

Chair of our Corporate Governance and Nominating Committee and member of our Strategic Planning and Finance Committee.

STEPHANIE A. CUSKLEY
Director since 2005
Age 53

Ms. Cuskley has served as the Chief Executive Officer of NPower (a national nonprofit bringing the technology community together for social good) since January 2009. Previously, she was a Managing Director at JPMorgan Chase from 2003 until 2005. From 2001 until 2003 she was Managing Director and Project Manager of LeadershipMorganChase.

Chair of our Audit Committee and member of our Compensation Committee.

CHARLES R. GORDON
Director since 2009
Age 56

Mr. Gordon has been the Chief Executive Officer of Natural Systems Utilities, LLC (a distributed water infrastructure company) since February 2014. Prior to Natural Systems Utilities, Mr. Gordon was President and Chief Operating Officer of Nuverra Environmental Solutions, Inc. (a holding company formerly known as Heckmann Corporation that buys and builds companies in the water sector) from November 2010 until his resignation in October 2013. Mr. Gordon was President and Chief Executive Officer of Siemens Water Technologies (a business unit of Siemens AG, a world leader in products, systems and services for water and wastewater treatment for industrial, institutional and municipal customers) from 2008 to 2010. Previously, Mr. Gordon served as Executive Vice President of the Siemens Water & Wastewater Systems Group from 2005 to 2008 and as Executive Vice President of the Siemens Water & Wastewater Services and Products Group from 2003 to 2005. His past experience also includes various management positions with US Filter Corporation and Arrowhead Industrial Water, prior to the acquisition of US Filter Corporation by the Siemens family of companies in 2004. Mr. Gordon also serves on the Board of Directors of The Regional Learning Center based in Cranberry Township, Pennsylvania. Mr. Gordon previously served as a director of the Siemens Foundation until his departure from Siemens Water Technologies in November 2010.

Member of our Corporate Governance and Nominating Committee and Audit Committee.

JUANITA H. HINSHAW
Director since 2000
Age 69

Ms. Hinshaw has been the President and Chief Executive Officer of H & H Advisors (a financial advisory company) since 2005. Previously, she was the Senior Vice President and Chief Financial Officer of Graybar Electric Company, Inc. (an electrical and communications distributor) from 2000 to 2005. Her past experience also includes various management positions with Monsanto Company (an agricultural company). Ms. Hinshaw also serves on the Boards of Directors of Synergetics USA, Inc., The Williams Companies, Inc., United Way of Greater St. Louis and Nine Network of Public Media.

Chair of our Compensation Committee and member of our Audit Committee.

M. RICHARD SMITH
Director since 2009
Age 66

Mr. Smith served as a Senior Vice President of Bechtel Corporation (a provider of engineering, construction and project management services in the energy, transportation, communications, mining and oil and gas industries) and President of its Fossil Power business unit from October 2005 until his retirement in December 2007. Since then, Mr. Smith has served as a consultant to, and on the Board of Directors of, Sithe Global Power, LLC (an international power development company). Mr. Smith previously served as the Interim Chief Executive Officer of SkyFuel, Inc. (a solar thermal power technology and service provider) from February through June 2010 and as a member of its Board of Directors through December 31, 2011. Mr. Smith also previously served as the Chief Executive Officer of Intergen NV (a global power generation firm) and in various management positions at affiliated Bechtel companies and at PG&E Corporation. Mr. Smith serves on the Boards of Directors of USEC Inc. and McGrath Rentcorp. Mr. Smith previously served as Chairman of the Board of Evergreen Energy Inc. from 2009 through May 2010.

Member of our Corporate Governance and Nominating Committee and Strategic Planning and Finance Committee.

ALFRED L. WOODS
Director since 1997
Age 70

Mr. Woods has served as Chairman of our Board of Directors since 2003. Before he retired, he was the President and Chief Executive Officer of Woods Group, LLC (a management consulting company) since before 2001. Prior thereto, Mr. Woods served in various executive positions, including Chairman and Chief Executive Officer, at a number of public and private companies. Mr. Woods also serves on the Boards of Directors of Clutch Mobile, Inc. and the Williamsburg Community Foundation, a not-for-profit organization.

Ex officio member of all standing Board Committees.

PHILLIP D. WRIGHT
Director since 2011
Age 58

Mr. Wright’s career has spanned 35 years in the oil, natural gas and petrochemical sectors. Key roles he has held include: President and Chief Executive Officer, Williams Energy Services LLC (a $14 billion production, midstream, refining, transportation & storage, and marketing enterprise) from October 2001 to November 2002; Senior Vice President and Chief Restructuring Officer, The Williams Companies, Inc. (an integrated natural gas company) from November 2002 to January 2005; President, Williams Gas Pipeline Company (a gas pipeline subsidiary of The Williams Companies, Inc.) from January 2005 to February 2011; and Senior Vice President - Corporate Development of The Williams Companies, Inc. from February 2011 until his retirement on April 1, 2012. Prior to joining Williams, Mr. Wright worked for 13 years for Conoco, where he had roles in operations, engineering and commercial management. Mr. Wright also serves on the Board of Directors of Piedmont Natural Gas Company. Mr. Wright is a former director and chairman of the Interstate Natural Gas Association of America and a former Chairman of the Association of Oil Pipelines of America. He also is the former First Vice Chairman of the Southern Gas Association.

Member of our Compensation Committee and Strategic Planning and Finance Committee.

Vote Required for the Election of Directors

Our By-Laws provide that for director nominees to be elected in an uncontested election, the number of shares voted “FOR” such director must exceed the aggregate number of votes “WITHHELD” from that director. Our Corporate Governance Guidelines provide that directors standing for re-election annually submit a contingent resignation in writing to the Chairman of the Corporate Governance and Nominating Committee to address majority voting in director elections. This resignation becomes effective only if the director fails to receive a sufficient number of votes for re-election at the 2014 Annual Meeting of Stockholders and our Board accepts the resignation. Our Corporate Governance and Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. A director whose resignation is being considered under this policy will not participate in the Corporate Governance and Nominating Committee’s consideration of its recommendation, if a member thereof, or in the Board’s decision, on whether to accept or reject the resignation or take such other actions.

Our Board of Directors recommends a vote “For” the election of each of the eight nominees named herein as directors.

CORPORATE GOVERNANCE

Independent Directors

Based on the findings of our Board’s Corporate Governance and Nominating Committee, our Board has determined that the following directors are “independent directors” as defined by the rules applicable to companies listed on The Nasdaq Global Select Market:

Stephen P. Cortinovis    Juanita H. Hinshaw
Stephanie A. Cuskley    M. Richard Smith
John P. Dubinsky    Alfred L. Woods
Charles R. Gordon    Phillip D. Wright

The Nasdaq Global Select Market sets forth independence guidelines that are aimed at determining whether a director has a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independence, such as a current or past employment relationship with us, the receipt by the director or one of his or her family members of compensation in excess of $120,000 from us other than for board or committee service and commercial relationships exceeding specified dollar thresholds. Independence determinations are made on an annual basis at the time the Board of Directors approves director nominees for inclusion in the annual Proxy Statement and, if a director joins the Board of Directors between annual meetings, at such time.

Our Board of Directors reviews various transactions, relationships and arrangements of individual directors in determining whether they are independent. With respect to Ms. Hinshaw, the Board considered Ms. Hinshaw’s service as a member on the Board of Directors of the Williams Companies, Inc. and the commercial relationship between our Company and The Williams Companies, Inc. We provide services through our Energy & Mining platform to The Williams Companies, Inc., an integrated natural gas company. With respect to Mr. Dubinsky, the Board considered the services our Company received from Stifel, Nicolaus & Company. From time to time, Stifel Nicolaus & Company may provide investment banking services to us. Mr. Dubinsky serves as Chairman of the Board of Stifel Bank and Trust and serves on the Board of Directors of Stifel Financial Corp. The Board concluded these relationships did not impact the independence of our directors.

No other independent directors have had any personal, financial or business relationships with us either currently or during the three-year period ended December 31, 2013.

Our independent directors meet in executive session, without management, as appropriate.

Board Leadership Structure

Our Chairman of the Board position is a non-executive position. Our Board separated the positions of Chairman of the Board and Chief Executive Officer in July 2003. Alfred L. Woods has served as our Chairman since July 2003.

Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to, and independent oversight of, management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. Our Board believes that having separate positions, with an independent non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.

Our Chairman is responsible for the smooth functioning of our Board, enhancing its effectiveness. Our Chairman guides the processes of our Board, setting the agenda for, and presiding at, Board meetings. Our Chairman also presides at stockholder meetings and ensures that directors receive appropriate information from our Company to fulfill their responsibilities.

Our Chairman is an ex officio member of each standing Board committee, providing guidance and, like all directors, taking an active role in evaluating our executive officers.

Our Chairman acts as a regular liaison between our Board and our executive management, consulting regularly with our executives over business matters and providing our executives with immediate consultation and advice on material business decisions that require prompt reflection or policy interpretation.

Pursuant to our Board’s delegation of authority policy, certain approval authorizations have been delegated to our Chairman. Any approvals made by the Chairman are then reported to our full Board at its next regularly scheduled meeting.

On June 27, 2013, the Board appointed Mr. Cortinovis to serve as Vice Chairman of the Board. As Vice Chairman, Mr. Cortinovis assists the Chairman in the performance of his duties.

Role of Board in Risk Oversight

Our Board of Directors has responsibility for the oversight of risk management. Our Board, either as a whole or through its Committees, regularly discusses with management our major risk exposures, their potential impact on our Company and the steps we take to manage them.

While our Board is ultimately responsible for risk oversight at our Company, our Board Committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, our Strategic Planning and Finance Committee reviews and approves risk management programs. Our Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from our internal auditors. Our Corporate Governance and Nominating Committee focuses on the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, leadership development, corporate governance and compliance. Finally, our Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.

Board Meetings and Committees

Board of Directors. During 2013, our Board of Directors held nine meetings and acted twice by unanimous written consent. No director other than Mr. Woods attended fewer than 75% of the aggregate number of Board meetings and Board Committee meetings on which the director served during 2013. Due to health concerns for a portion of 2013, Mr. Woods attended 67% of the Board meetings during 2013. In response, on June 27, 2013, our Board of Directors appointed Mr. Cortinovis as Vice Chairman of the Board. Mr. Cortinovis chaired the meetings that Mr. Woods was unable to attend as a result of Mr. Woods’ health. Mr. Woods has since resumed his normal activities as Chairman. Our Board has four standing Committees, an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Strategic Planning and Finance Committee. The Board may also, from time to time, establish such other Committees as it may deem necessary.

Audit Committee. The members of our Board’s Audit Committee are Stephanie A. Cuskley (Chair), Juanita H. Hinshaw and Charles R. Gordon. Mmes. Cuskley and Hinshaw and Mr. Gordon are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market.

The primary functions of our Audit Committee are to oversee: (a) the integrity of our financial statements; (b) our compliance with legal and regulatory requirements; (c) our independent auditors’ qualifications and independence; and (d) the performance of our internal audit function and independent auditors. The Audit Committee also prepares the Report of the Audit Committee included in our Proxy Statement. The Audit Committee’s activities are intended to involve guidance and oversight and not to diminish the primary responsibility of management for our financial statements and internal controls. The Audit Committee’s responsibilities include:

•	the appointment, compensation, retention and termination of our independent auditors and of our internal auditors;

•	oversight of the work of independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us;

•	oversight of our internal auditors’ work (including the review of an annual risk assessment report);

•	review of the scope and results of our internal controls (including the assessment of financial risk);

•	approval of the professional services provided by our independent auditors; and

•	review of the independence of our independent auditors.

Audit Committee Financial Expert. Based on the findings of the Audit Committee, our Board has determined that the Audit Committee has two “audit committee financial experts,” as defined in the rules promulgated by the Securities and Exchange Commission and as required of Nasdaq-listed companies. They are Mmes. Cuskley and Hinshaw.

During 2013, the Audit Committee held 11 meetings and did not act by unanimous written consent. Our Board has adopted a written charter for the Audit Committee.

Compensation Committee. The members of our Board’s Compensation Committee are Juanita H. Hinshaw (Chair), Stephanie A. Cuskley, John P. Dubinsky and Phillip D. Wright. Mmes. Hinshaw and Cuskley and Messrs. Dubinsky and Wright are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market. On January 9, 2014, Mr. Dubinsky notified the Board of Directors of his decision not to stand for re-election at our 2014 Annual Meeting of Stockholders. Mr. Dubinsky will continue to serve as a member of the Compensation Committee until his current term expires at the 2014 Annual Meeting of Stockholders.

The Compensation Committee: (a) determines the compensation level of our Chief Executive Officer and other executive officers, as well as certain other highly compensated key employees; (b) reviews management’s Compensation Discussion and Analysis relating to our Company’s executive compensation programs and approves the inclusion of the same in our Proxy Statement and/or Annual Report on Form 10-K; (c) issues a report confirming the Compensation Committee’s review and approval of the Compensation Discussion and Analysis for inclusion in our Proxy Statement and/or Annual Report on Form 10-K; (d) administers, and makes recommendations with respect to, our incentive compensation plans and stock-based plans; and (e) reviews and oversees risks arising from or in connection with our compensation policies and programs for all employees.

During 2013, the Compensation Committee held ten meetings and did not act by unanimous written consent. Our Board has adopted a written charter for the Compensation Committee.

Compensation Committee Interlocks and Insider Participation. There were no compensation committee interlocks or insider participation on the part of the members of our Compensation Committee during 2013. The members of our Compensation Committee are set forth above under “Compensation Committee.”

Corporate Governance and Nominating Committee. The members of our Board’s Corporate Governance and Nominating Committee are Stephen P. Cortinovis (Chair), Charles R. Gordon and M. Richard Smith. Messrs. Cortinovis, Gordon and Smith are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market.

The Corporate Governance and Nominating Committee: (a) advises the Board on corporate governance principles, including developing and recommending to our Board a set of corporate governance guidelines; (b) identifies qualified individuals to recommend as potential Board members to our stockholders; (c) oversees leadership development strategies; (d) oversees risks associated with the organization, membership and structure of our Board, succession planning for our directors and executive officers and corporate governance; and (e) oversees the Company’s compliance program.

When identifying nominees to serve as a director of our Company, our Corporate Governance and Nominating Committee considers candidates with diverse business and professional experience, skills, gender and ethnic background, as appropriate, in light of the current composition and needs of our Board. As part of its evaluation of a candidate’s business and professional experience, the Corporate Governance and Nominating Committee considers a variety of characteristics including, but not limited to: certain core competencies, including knowledge of accounting and finance, sound business judgment, knowledge of management trends, crisis response ability, industry knowledge and strategy and vision; experience in the industries in which we operate; independence; level of commitment; and personal characteristics. The Corporate Governance and Nominating Committee may engage a third party to assist it in identifying potential director nominees. The Corporate Governance and Nominating Committee assesses the effectiveness of this practice annually in connection with the nomination of directors for election at the annual meeting of stockholders.

The composition of our current Board reflects diversity in business and professional experience, skills, gender and ethnic background. When considering whether our current directors have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our Company’s business and structure, our Corporate Governance and Nominating Committee and Board focused primarily on the information discussed in each of the directors’ individual biographies set forth on pages 8 through 12 of this Proxy Statement. In particular:

•	With regard to Mr. Cortinovis, our Board considered his strong background in the global manufacturing and technology sector, as well as his expertise with large multinational corporations.

•	With regard to Ms. Cuskley, our Board considered her strong financial and investment banking background, which makes her a valuable asset as Chair of our Audit Committee.

•	With regard to Mr. Gordon, our Board considered his wealth of senior management experience in the water and wastewater industries, as well as his deep knowledge of these industries.

•	With regard to Ms. Hinshaw, our Board considered her global experience in finance and investments, financial planning and risk management.

•	With regard to Mr. Smith, our Board considered his global business experience in the energy industry, including the mining and oil and gas fields.

•
With regard to Mr. Woods, our Board considered his extensive managerial expertise, including as Chairman or Chief Executive Officer at a number of public and private companies, and experience in financial operations, as well as his diverse industry experience and entrepreneurial know-how.

•
With regard to Mr. Wright, our Board considered his extensive managerial experience in the oil and gas industries, including numerous executive positions, as well as his in-depth knowledge of these industries.

In addition, our Corporate Governance and Nominating Committee has actively sought directors that allow our Board to benefit from potentially different perspectives arising from gender and ethnic diversity on the Board.

Stockholders also may make nominations for directors. Stockholders wishing to propose nominees for consideration at our 2015 Annual Meeting of Stockholders must comply with the provisions of our By-Laws dealing with nominations. For a discussion of the nominating procedures, see “Stockholder Proposals” in this Proxy Statement. All director candidates, including those recommended by stockholders, are evaluated on the same basis.

The Corporate Governance and Nominating Committee held four meetings in 2013 and did not act by unanimous written consent. Our Board has adopted a written charter for the Corporate Governance and Nominating Committee.

Strategic Planning and Finance Committee. The members of our Board’s Strategic Planning and Finance Committee are John P. Dubinsky (Chair), J. Joseph Burgess, Stephen P. Cortinovis, M. Richard Smith and Phillip D. Wright. Messrs. Dubinsky, Cortinovis, Smith and Wright are independent directors as defined by the rules applicable to companies listed on The Nasdaq Global Select Market. On January 9, 2014, Mr. Dubinsky notified the Board of Directors of his decision not to stand for re-election at our 2014 Annual Meeting of Stockholders. Mr. Dubinsky will continue to serve as chair of the Strategic Planning and Financing Committee until his current term expires at the 2014 Annual Meeting of Stockholders.

The role of this Committee is to oversee the development of the ongoing strategic planning process and initiatives and financial affairs of our Company, including: (a) assisting management with strategic and annual business plans; (b) reviewing and discussing with management large projects, bids and other contractual arrangements; and (c) reviewing and making recommendations regarding financial matters, mergers and acquisitions, risk management, capital structure, investor relations, and information technology.

The Strategic Planning and Finance Committee held 13 meetings in 2013 and did not act by unanimous written consent. Our Board has adopted a written charter for the Strategic Planning and Finance Committee.

Corporate Governance Documents

Corporate Governance Guidelines. Based on the recommendation of the Corporate Governance and Nominating Committee, our Board has adopted a set of corporate governance guidelines. These corporate governance guidelines, which are subject to annual review by the Corporate Governance and Nominating Committee, provide a framework within which our Board and executive officers fulfill their respective responsibilities and reflect our Board’s commitment to monitor the effectiveness of decision-making both at the Board and senior executive management level.

Board Committee Charters. As described above, our Board has adopted a charter for each of its standing Committees, the Audit, Compensation, Corporate Governance and Nominating, and Strategic Planning and Finance Committees.

Code of Ethics for our CEO, CFO and Senior Financial Employees. Our Audit Committee has adopted a written code of ethics that applies to our Chief Executive Officer, our Chief Financial Officer and senior financial employees. The purposes of the code of ethics, among other things, are to deter wrongdoing, to promote ethical conduct and to ensure that information that we provide in our public reports, including those filed with the Securities and Exchange Commission, is full, fair, accurate, timely and understandable.

Code of Conduct. Based on the recommendation of the Corporate Governance and Nominating Committee, our Board has adopted a code of conduct that applies to all of our employees, including our officers, and our directors.

Availability of Corporate Governance Documents. Each of our corporate governance guidelines, Board committee charters, code of ethics and code of conduct are available, free of charge, on our website, www.aegion.com, under “Investors - Corporate Governance.” We also will provide these documents, free of charge, to any stockholder who requests them by writing to the following address:
Investor Relations
c/o Aegion Corporation
17988 Edison Avenue
Chesterfield, Missouri 63005

If we amend our code of ethics or grant a waiver of our code of ethics or code of conduct to any of our officers or directors, we will disclose the amendment or waiver on our website or as required by law or regulation.

Report of the Audit Committee

Our Board’s Audit Committee operates under a written charter, which was adopted by our Board of Directors. A copy of this charter is available, free of charge, on our website, www.aegion.com. Our Audit Committee consists of three independent directors: Stephanie A. Cuskley (Chair), Juanita H. Hinshaw and Charles R. Gordon.
Our Audit Committee reviews the Company’s financial reporting process on behalf of our Board of Directors. In fulfilling its responsibilities, our Audit Committee has reviewed and discussed the audited financial statements to be included in our 2013 Annual Report on Form 10-K with management and PricewaterhouseCoopers LLP, our Company’s independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, as well as maintaining effective internal control over financial reporting and assessing such effectiveness. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on whether the Company maintained effective internal control over financial reporting.

Our Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the rules of the Public Company Accounting Oversight Board (“PCAOB”), including U.S. Auditing Standard Section 380. In addition, our Audit Committee has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence with respect to our Company and its management, including the matters in the written disclosures and the letter required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with our Audit Committee concerning independence, received from PricewaterhouseCoopers LLP. Based upon the above reviews and discussions, our Audit Committee recommended to our Board that our audited consolidated financial statements for 2013 be included in our 2013 Annual Report on Form 10-K.

Our Board and our Audit Committee believe that our Audit Committee’s current member composition satisfies the rules that govern audit committee composition, including the requirement that all audit committee members are “independent” directors, as that term is defined in the listing standards of The Nasdaq Stock Market LLC.

Based on the findings of our Audit Committee, our Board has determined that our Audit Committee has two “audit committee financial experts,” as defined in the rules promulgated by the Securities and Exchange Commission, and as required of Nasdaq-listed companies. They are Stephanie A. Cuskley and Juanita H. Hinshaw.

Stephanie A. Cuskley, Chair Juanita H. Hinshaw
Charles R. Gordon

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report shall not be deemed incorporated by reference into any such filings.

Director Compensation

The following table sets forth information concerning compensation earned by our non-employee directors in fiscal year 2013:

Name	Year	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Stephen P. Cortinovis	2013	$ 87,000	$102,000	-	-	-	-	$189,000
Stephanie A. Cuskley	2013	92,000	102,000	-	-	-	-	194,000
John P. Dubinsky(3)	2013	92,000	102,000	-	-	-	-	194,000
Charles R. Gordon	2013	81,000	102,000	-	-	-	-	183,000
Juanita H. Hinshaw	2013	92,000	102,000	-	-	-	-	194,000
M. Richard Smith	2013	81,000	102,000	-	-	-	-	183,000
Alfred L. Woods	2013	131,000	176,400	-	-	-	-	307,400
Phillip D. Wright	2013	87,000	102,000	-	-	-	-	189,000
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(1)	Includes fees for service on Board Committees.

(2)
Represents the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation - Stock Compensation,” with respect to deferred stock units awarded on May 14, 2013, in the following amounts: 4,568 to each of Messrs. Cortinovis, Dubinsky, Gordon, Smith and Wright and Mmes. Cuskley and Hinshaw and 7,900 to Mr. Woods. Please refer to Note 7, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on February 28, 2014, for a discussion regarding the valuation of our stock awards. The aggregate number of deferred stock unit awards outstanding at December 31, 2013 was as follows: Mr. Cortinovis, 27,623; Ms. Cuskley, 31,898; Mr. Dubinsky, 26,423; Mr. Gordon, 14,805; Ms. Hinshaw, 31,654; Mr. Smith, 16,181; Mr. Woods, 46,624; and Mr. Wright, 14,986.

(3)
On January 9, 2014, Mr. John P. Dubinsky notified the Board of Directors of his decision not to stand for re-election at our 2014 Annual Meeting of Stockholders. Mr. Dubinsky will continue to serve as a member of the Board of Directors until his current term expires at the 2014 Annual Meeting of Stockholders.

Additional Information About Director Compensation Additional Information About Director Compensation

The Corporate Governance and Nominating Committee is responsible for reviewing and recommending to the Board of Directors the general guidelines for determining the form and amount of director compensation. Based on these guidelines, the Compensation Committee then reviews and recommends to the Board of Directors any changes in director compensation that will enhance the Company’s ability to attract and retain qualified directors.

During 2013, no changes were recommended with respect to annual fees. Each non-employee director, other than Mr. Woods, was compensated at a rate of $57,000 per year, plus reimbursed for related business travel expenses. Mr. Woods, our Chairman, was compensated at a rate of $131,000 per year, plus reimbursed for related business travel expenses. Directors are not paid meeting fees.

Non-employee directors, other than Mr. Woods, receive additional annual compensation for serving on Board committees.

Board Committee	Chair Compensation	Member Compensation
Audit Committee	$20,000	$15,000
Compensation Committee	20,000	15,000
Corporate Governance and Nominating Committee	15,000	9,000
Strategic Planning and Finance Committee	20,000	15,000

Non-employee directors are eligible to receive grants of stock options and/or awards of deferred stock units under our Non-Employee Director Equity Plan from time to time. For the past several years, our non-employee directors, other than our Chairman, have received an annual equity grant of $85,000, and our Chairman has received an annual equity grant of $147,000, in each case payable in deferred stock units. In 2013, the amount of the equity grants was increased for our non-employee directors, other than our Chairman, from $85,000 to $102,000, and for our Chairman from $147,000 to $176,400 to be in line with current market practices. Consistent with past practice, the 2013 equity grants consisted of deferred stock units. Each award was based on the closing price of our common stock on the Nasdaq Global Select Market on the date of the award. Awards of deferred stock units were made on May 14, 2013 to our non-employee directors in the following amounts: 4,568 to each of Messrs. Cortinovis, Dubinsky, Gordon, Smith and Wright and Mmes. Cuskley and Hinshaw; and 7,900 to Mr. Woods. Each deferred stock unit represents our obligation to transfer one share of our common stock to the director in the future, and is fully vested at award. Following termination of the director’s service on our Board or on any other distribution date after the mandatory deferral period as the director may elect, shares of our common stock equal to the number of deferred stock units reflected in the director’s account will be distributed to the director. Currently, pursuant to the Non-Employee Director Equity Plan, directors are required to defer distribution for at least three years.

Stock Ownership Policy with Respect to Non-Employee Directors

We have a policy with respect to required levels of stock ownership for our non-employee directors. Under the policy, each current non-employee director is required to beneficially own (and retain thereafter) the greater of: (a) 10,000 shares of our common stock; and (b) the number of shares of our common stock having a value equal to five times the amount of the non-employee director’s annual cash retainer, excluding any cash retainer paid for service on a Committee of the Board (where the number of shares is determined by dividing such value by the average closing price of our common stock for the ten trading days prior to December 31); provided, however, that for the Chairman, the amount of the annual cash retainer shall be the amount paid to our other non-employee directors. This ensures that the stock ownership requirement for our directors is proportional to the price of our common stock as well as our directors’ compensation for service on our Board. The required ownership amount is recalculated annually as of January 1, based on the director’s annual cash retainer as of December 31 of the immediately preceding year.

Each non-employee director is required to beneficially own (and retain thereafter) the requisite number of shares of our common stock no later than the third anniversary of his or her election or appointment. In the event there is a significant decline in the price of our common stock that causes a director’s holdings to fall below the applicable threshold, such director is not required to purchase additional shares to meet the threshold but our policy provides that such director shall not sell or transfer any shares until the threshold has again been achieved.

As of January 1, 2014, the required ownership of each of our non-employee directors was as follows:

Non-Employee Director	Date Subject to Policy	Retainer Multiplied by 5	10-Day Average Closing Price	Required Share Ownership as of January 1, 2014	Actual Share Ownership as of January 1, 2014
Stephen P. Cortinovis	July 25, 2006	$285,000	$20.92	13,623	67,749
Stephanie A. Cuskley	July 25, 2006	285,000	20.92	13,623	36,057
John P. Dubinsky	July 25, 2006	285,000	20.92	13,623	41,975
Charles R. Gordon	July 8, 2009	285,000	20.92	13,623	21,724
Juanita H. Hinshaw	July 25, 2006	285,000	20.92	13,623	43,823
M. Richard Smith	December 15, 2009	285,000	20.92	13,623	23,493
Alfred L. Woods	July 25, 2006	285,000	20.92	13,623	107,947
Phillip D. Wright	November 10, 2011	285,000	20.92	13,623	24,986

As of January 1, 2014, each non-employee director was in compliance with the stock ownership requirements of this policy.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

We emphasize a total compensation approach in establishing individual executive compensation levels, with each element of compensation serving a specific purpose. In this context, the foundation of all decisions regarding our executive compensation program is a pay for performance philosophy that requires the achievement of financial goals designed to drive profitable growth coupled with service requirements to encourage retention of executive talent. We believe that implementation of this philosophy will in turn drive stockholder value over time.

We believe that the actions of the Compensation Committee of our Board of Directors (the “Committee”) in 2013 and 2014 demonstrate our commitment to this philosophy. Based on our financial performance in 2013:

•	no increases to base salary were awarded to our Named Executive Officers for 2014;

•	no bonuses were paid to our Named Executive Officers based on 2013 performance;

•	the performance-based restricted stock granted in 2013 (as described in more detail below) was forfeited because the performance requirement was not met; and

•	none of the performance units eligible to vest in 2013 were earned.

We also believe that our executive compensation decisions should be consistent with, and designed to facilitate, good corporate governance practices. Accordingly, we:

•	utilize independent compensation consultants that do not perform any other work for the Company or our management team;

•	devote significant time to succession planning and leadership development efforts;

•	adopt and maintain compensation programs that do not encourage imprudent risk;

•	except as noted below, generally do not enter into employment agreements with our executive officers;

•	include double-trigger change in control provisions for accelerated vesting of our long-term incentive awards granted after 2012;

•	require holding periods after vesting in our equity awards, including our performance units;

•	maintain appropriate stock ownership guidelines;

•	consider benchmarking and market data in making compensation decisions;

•
do not permit or include problematic pay practices such as the repricing of “underwater” stock options without stockholder approval, excessive perquisites or tax gross-up payments (including in the event of a change in control);

•	maintain anti-hedging, anti-pledging and incentive compensation clawback policies;

•	elect directors annually by a majority vote standard (except in contested elections);

•	separate the roles of Chairman of the Board and Chief Executive Officer;

•	ensure that all of our directors are independent other than our Chief Executive Officer; and

•	mitigate the potential dilutive effect of equity awards through share repurchase programs.

Say on Pay Results and Stockholder Outreach

We conduct a stockholder outreach program through which we interact with stockholders on a number of matters throughout the year, including executive compensation. The compensation disclosed in our 2013 Proxy Statement was approved by our stockholders at the 2013 Annual Meeting of Stockholders by a 98% vote, in the Committee’s view reflecting the efficacy of that outreach. The Committee considered this favorable outcome and believed it conveyed our stockholders’ support of the Committee’s decisions and the existing executive compensation programs. Consistent with this support, the Committee decided to retain, with certain modifications to strengthen the link between pay and performance, the core design of our executive compensation programs in the remainder of 2013 and in 2014. The Committee believes that the existing compensation programs continue to attract, retain and appropriately incent senior management.
As part of our long-standing stockholder outreach program, in 2013, we attended eight investor bank conferences, conducted five management visits and had regular and periodic calls with stockholders. The Committee carefully considers the feedback received as a result of our stockholder outreach program and also routinely reviews executive compensation practices.

Compensation Mix

In 2013, our executive compensation program consisted primarily of three elements: (i) short-term cash compensation in the form of a base salary; (ii) performance-based, short-term cash compensation in the form of annual cash incentives; and (iii) performance-based, long-term equity incentive compensation in the form of performance-based stock units and restricted stock and, for the Chief Executive Officer only, time vested stock options. The objective and rationale for each of these elements is set forth in the table below.

Component	Objective	Alignment with Stockholder Value Creation
Annual Cash Compensation
Base Salary	• Provides a base wage that is competitive to attract and retain highly qualified leaders • Reflects individual performance, experience and scope of responsibility	• Only pay element that is fixed rather than variable based on performance
Annual Cash Incentive	• Provides additional cash compensation opportunity for executives • Motivates executives to achieve annual business goals	• At risk based on Company performance, subject only to the negative discretion of the Committee to reduce awards • Focused on Company income growth
Long-Term Incentives
Performance Units	• Provides opportunity for stock acquisition • Motivates executives to make decisions that focus on long-term stockholder value • Promotes retention of highly qualified leaders	• Equity-based • At risk based on Company ROIC and EPS goal achievement • Payout based on sustained growth
Restricted Stock		• Equity-based • Service requirements aid long-term retention
Stock Options		• Equity-based • Rewards stock price appreciation • Service requirements aid long-term retention

Pay for Performance Analysis
We target a mix of the compensation elements set forth in the table above in order to create a strong correlation between corporate performance and the executive’s actual total compensation, aligning the interests of our executives with the interests of our Company and its stockholders. Specifically, a significant portion of each executive’s total compensation is dependent upon our Company’s achievement of measurable annual and multi-year financial performance goals, rewarding our executives on both an annual and long-term basis if the Company attains specified targets. In addition, long-term compensation of our executives, if earned, is paid in Company stock, further aligning our executives’ incentives with increasing the value of our stock. As a result, we more heavily weight total target compensation toward long-term compensation.
The following graph illustrates the allocation in 2013 of our total target direct compensation opportunity for Mr. Burgess and the weighted average for our other Named Executive Officers between fixed and variable elements, short- and long-term elements and cash- and equity-based elements.
__________________________

(1)	Variable Compensation consists of target annual cash incentives, performance units (at target), performance-based restricted stock and time-based restricted stock.

(2)	Long-Term Equity-Based Compensation consists of performance units (at target), performance-based restricted stock and time-based restricted stock.

(3)	Performance-Based Compensation consists of target annual cash incentives, performance-based restricted stock and performance units (at target).

We believe the mix of compensation above appropriately provides rewards only upon strong financial and operational performance, especially over the long-term. Specifically, in 2013:

•	84% of total target compensation of our CEO was performance-based and 68% was long-term and equity-based;

•	78% of total target compensation of our Named Executive Officers other than the CEO was performance-based and 66% was long-term and equity-based; and

•
the largest single element of pay is delivered through long-term equity awards, 50% of which is based on the achievement of objective performance goals and 100% of which is based on a multi-year vesting schedule and continued service requirements.

Due to our 2013 financial results, our compensation decisions backed up our commitment to a pay for performance philosophy, specifically:

•	No increases in base salary were awarded for 2014;

•	No bonuses were awarded to our Named Executive Officers under the Annual Cash Incentive Plan for 2013;

•
No performance units from either the 2013 tranche of the 2012-2014 grant of performance units or the 2013 tranche of the 2013-2015 grant of performance units vested in 2013 because 2013 financial performance did not meet the pre-established return on invested capital goal (“ROIC”) and earnings per share (“EPS”) goals[2]; and

•
Our Named Executive Officers forfeited the supplemental performance-based restricted stock grant awarded in 2013 because the Company did not achieve the applicable consolidated net income performance measure for 2013.

A detailed discussion of our 2013 performance and its impact on 2013 pay levels is provided later in this Compensation Discussion and Analysis.

Understanding the Pay of Our Chief Executive Officer and Other Named Executive Officers

This section provides additional detail on the rationale for Mr. Burgess’ pay as well as the pay of the other Named Executive Officers.

Mr. Burgess’ Tenure at Aegion

Under the leadership of Mr. Burgess, who became Chief Executive Officer on April 14, 2008, our common stock has provided a cumulative total stockholder return of 50.45% through December 31, 2013. In addition, the Committee believes that Mr. Burgess’ strategic vision and focus on long-term sustainable growth has laid a solid foundation for future growth. The Committee believes that Mr. Burgess’ leadership has directly contributed to the Company’s strong performance over the last several years and should be appropriately rewarded.

Under Mr. Burgess’ leadership and strategic vision, the Company has had the following key successes:

________________________

[2]
As discussed more fully later in this Compensation Discussion and Analysis, it is possible that the 2013 tranche of units from the 2012-2014 grant of performance units and the 2013-2015 grant of performance units could be earned in a later year based upon the cumulative performance vesting provisions applicable to the awards.

•
We have successfully implemented our diversification strategy, transforming from a narrowly focused water and wastewater company to a diversified, global leader in infrastructure protection and maintenance, providing proprietary technologies and services to (i) protect against the corrosion of industrial pipelines; (ii) rehabilitate and strengthen water, wastewater, energy and mining piping systems and buildings, bridges, tunnels and waterfront structures; and (iii) utilize integrated professional services in engineering, procurement, construction, maintenance and turnaround services for a broad range of energy related industries.

•
As part of this strategy, we have acquired and integrated several companies that we believe complement our strategic vision, including Bayou, Corrpro, CRTS, Hockway, Fyfe and, most recently, Brinderson, while divesting ourselves of certain companies that do not fit into our strategic vision, such as our German joint venture and Bayou Welding Works.

•	Our market capitalization has more than doubled during Mr. Burgess’ tenure at Aegion.

•	Our revenue has increased from $537 million in 2008 to $1.1 billion in 2013.

•	Our net income has increased from $24.1 million in 2008 to $50.8 million in 2013 (before discontinued operations of $6.4 million).

•	We have continued to be a market leader in our legacy business, water and wastewater.

•	We have greatly expanded our international operations, including entering, or expanding our presence in, markets in Asia Pacific, the Middle East, Latin America and South America.

•	Cash flow from continuing operations has increased from $38.4 million in 2008 to $88.8 million in 2013.

2013 Total Reported Compensation v. Realizable Pay
The 2013 realizable pay of our Named Executive Officers is set forth in the table below as compared to the total reported compensation of these executives as set forth in the Summary Compensation Table on page 48. We define realizable pay for these purposes as the sum of the following: (1) base salary and cash bonus earned for 2013; (2) the fair market value of the shares of our common stock payable in respect of non-forfeited performance units outstanding as of the end of 2013 (but excluding the value of shares underlying any unvested performance units that may be earned based on Company performance in a later year or the value of shares paid during 2013 in respect of performance units that were earned and vested based upon performance during a prior year); (3) the fair market value of any restricted stock awards granted during 2013; and (4) the grant date value of stock options granted during 2013. For purposes of the table, the value of shares subject to awards was based on the year-end 2013 closing price of our common stock. Although the Committee did not rely on the information in the below table to make compensation decisions for 2013, the information in the table is made available to the Committee as part of the compensation process.

Name	2013 Total Reported Compensation	2013 Realizable Pay
		Salary	Annual Cash Incentive	Performance Units (1)	Service-Based Restricted Stock (2)	Stock Options (3)	Supplemental Performance-Based Restricted Stock (4)	Other Compensation (5)	Total Realizable Pay	Realizable Pay as a % of Total Reported Compensation
J. Joseph Burgess	$3,602,113	$687,600	$0	$0	$326,905	$375,000	$0	$39,313	$1,428,818	39.67%
David A. Martin	1,593,566	357,000	0	0	283,322	0	0	15,366	655,688	41.15%
Brian J. Clarke	1,636,543	373,000	0	0	283,322	0	0	16,743	673,065	41.13%
David F. Morris	1,646,547	377,000	0	0	283,322	0	0	16,347	676,670	41.10%
Laura M. Villa	566,127	230,000	0	0	98,067	0	0	11,127	339,194	59.91%
__________________________

(1)
No performance units from either the grant of performance units in 2012 for the 2012-2014 performance period or the grant of performance units in 2013 for the 2013-2015 performance period vested in 2013 because 2013 financial performance did not meet pre-established ROIC and EPS goals. As discussed more fully later in this Compensation Discussion and Analysis, it is possible that the 2013 tranche of units could be earned in a later year based upon the cumulative performance vesting provisions applicable to the awards.

(2)	Represents the fair market value as of December 31, 2013 of shares restricted stock granted in 2013. Such shares are subject to a three-year cliff vesting requirement beginning on March 7, 2013.

(3)
Represents the grant date value as of December 31, 2013 of stock options granted to Mr. Burgess in 2013. 2013 options are subject to a three-year pro-rata vesting schedule, with the first tranche vesting on March 7, 2014. Please see the table entitled “Outstanding Equity Awards at Fiscal Year End” on page 51 for a summary of all vested and unvested options held by Mr. Burgess and the other Named Executive Officers.

(4)
The Company failed to meet the net income performance measure for 2013 for the vesting of the supplemental restricted stock awards discussed in the Compensation Discussion and Analysis. As a result, the supplemental restricted stock awards granted during 2013 were forfeited.

(5)	Computed consistent with the “All Other Compensation” column of the Summary Compensation Table.

As demonstrated by the above table, the actual compensation realizable in 2013 by our Named Executive Officers was less than the compensation set forth on the Summary Compensation Table (“SCT”) beginning on page 48. The Committee believes this is an appropriate result in light of the Company’s financial performance in 2013 and demonstrates that our compensation program is working as designed to achieve pay for performance. However, our adherence to a pay for performance philosophy is evident beyond 2013. The correlation between total stockholder return (“TSR”) and Mr. Burgess’ realizable pay in the chart below illustrates the relationship at the Company between pay and performance over the past five years. Realizable pay in the chart below is calculated in the same manner as the table above.

Key 2013 Compensation Actions

As is our ongoing practice, in 2013, we analyzed our executive compensation program in order to strengthen the correlation between pay and performance. As part of this analysis, we also considered the views of our stockholders as detailed above. In response, we took the following key actions regarding 2013 executive compensation:

•	Base Salary

◦
2013 base salary increases for our Named Executive Officers ranged from 6% to 17%. These increases were due in large part to: (i) acknowledging the growth in size and complexity of our Company; (ii) maintaining annual cash compensation for our Named Executive Officers at the 50% range of annual cash compensation for our peer group; and (iii) the Company’s 2012 financial performance.

•	Annual Incentive Plan

◦	For our executives, we revised our annual incentive plan so that:

▪	an objective, formula-based approach is utilized, specifically, annual cash incentives are only paid if and to the extent that certain pre-established corporate net income goals are achieved, subject only to the negative discretion of the Committee to reduce awards; and

▪	the pool for discretionary awards (regardless of achievement of corporate net income goals) that had existed in prior years has been eliminated.

•	Long-Term Equity Incentive Program

◦
We changed our mix of long-term equity incentive awards such that all Named Executive Officers other than the Chief Executive Officer received 50% performance units and 50% time-based restricted stock while the Chief Executive Officer received 50% performance units, 25% time-based restricted stock and 25% stock options. The reason for this mix of award types is discussed in more detail below.

◦
We revised the manner in which achievement of financial performance goals in the earning of performance units was measured. For 2013, 25% of the 2013 performance unit award amount vests based on a ROIC goal and 75% of the 2013 performance unit award amount vests based on an EPS goal. Again, the reason for this award mix is discussed in more detail below. Due to the Company not achieving either the ROIC or EPS goals in 2013, none of the performance units granted in 2013 vested.

◦
In order to achieve the long-term retention of our existing management team through the completion of our long-term strategy as well as incent continued net income growth, we granted our Named Executive Officers a supplemental restricted stock award. This award was tied to the achievement of a consolidated net income performance measure for 2013 but also required continued service to the Company through February 20, 2018 to begin vesting and February 20, 2020 to become fully vested. The Company did not achieve the consolidated net income performance measure for 2013 and, as a result, the awards were forfeited.

◦
For awards granted after 2012, we implemented a double-trigger for change-in-control situations. The double-trigger requires a change-in-control and a termination of employment other than for “cause” or a resignation for “good reason” (as defined in the applicable award document) in connection with or following the change in control.

•
At the 2013 Annual Meeting of Stockholders, our stockholders approved the Aegion Corporation 2013 Employee Equity Incentive Plan (the “2013 Plan”), which replaced the Aegion Corporation 2009 Employee Equity Incentive Plan. The 2013 Plan provides for the granting of stock options, restricted stock, performance units and other stock-based awards to our key employees. The maximum number of shares of our common stock authorized for issuance under the 2013 Plan is 2,895,000 shares, subject to adjustment for dilution, which includes 195,000 shares carried over from the 2009 Employee Equity Incentive Plan (the “2009 Plan”). The 2009 Plan was terminated upon stockholder approval of the 2013 Plan and, therefore, any shares underlying outstanding equity awards granted under the 2009 Plan will not be reissued if forfeited.

•	We adopted an anti-pledging policy applicable to directors and officers of the Company with regard to Company stock.

•
The Committee engaged independent advisors to work on its behalf to review the overall competitiveness of our executive compensation program and to review our pay practices in light of our pay for performance philosophy.

•
We analyzed our compensation programs and believe that our programs and policies are designed so as to discourage our employees from taking unnecessary or excessive risks that could harm the long-term value of the Company.

Key 2014 Compensation Actions

In addition to the actions described above, the Committee has taken the following additional actions in 2014 with respect to our compensation programs to further align pay for performance as well as encourage the retention of executives:

•
We adjusted the terms of our long-term performance units such that the performance requirement is a cumulative measure of financial performance at the end of a three-year period, rather than an annual measure after each year of the three-year period with another cumulative measure at the end of the three-year period. This means that no units will be eligible to vest until the end of the three-year period, and only then if the three-year performance requirements are met, thereby enhancing the long-term nature of these awards and encouraging retention of our executives.

•
We have replaced the ROIC metric in our 2014 long-term performance units with relative total stockholder return (“TSR”). We believe that using a relative TSR metric better aligns the interests of our executives with the interests of our stockholders.

•
We have begun targeting total long-term incentive compensation at the 50th percentile of our peer group companies rather than the 75th percentile. The Company also targets annual cash compensation at the 50th percentile.

•	All of our Named Executive Officer will be able to elect that up to 25% of their long-term incentive award be in the form of stock options.

How We Make Executive Compensation Decisions - Philosophy and Process
Compensation Philosophy
The Committee is responsible for establishing our compensation philosophy and for establishing individual executive compensation. In doing so, the Committee has developed a compensation philosophy that strives to ensure that:

•
our executive compensation aligns the interests of our executives with those of our stockholders by rewarding the achievement of specific annual, long-term and strategic goals, with the ultimate objective of increasing stockholder value;

•
our executive compensation attracts, retains and incentivizes top talent by providing a competitive and equitable compensation package relative to the compensation paid to similarly-situated executives of our peer group and including performance and/or service requirements for vesting or retention of such award;

•	our executive compensation is based on the executive’s combined and individual commitment, experience, level of responsibility and contribution to our business goals; and

•	our executive compensation policies enhance our business interests by encouraging innovation on the part of our executives and other key employees balanced by appropriate levels of risk taking.

The Committee also considers:

•	the tax and accounting effects of compensation when determining the elements, structure and amounts of our executives’ total compensation packages; and

•
whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on our Company. The Committee has determined that the Company’s current compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Process

Independent Compensation Consultants. In determining the total compensation of our executive officers and other high-level employees, the Committee is assisted by independent compensation consultants. In 2013, the Committee engaged the services of Towers Watson and, effective August 2013, Exequity, each of which only performed services in 2013 at the request of the Committee and did not perform any other services that were not related to executive compensation for the Company through requests from management, unless approved by the Committee. These advisors provided the Committee with advice and recommendations with respect to our Company’s executive compensation program including a review of the overall competitiveness of the program and its consistency with our pay for performance philosophy.

Role of Chief Executive Officer. The Committee also seeks the input of Mr. Burgess in determining the total compensation of our executive officers (other than with respect to Mr. Burgess’ compensation) and other high-level employees. Mr. Burgess’ input into the compensation process includes his review of the performance of each executive officer, including our Named Executive Officers, and his recommendations to the Committee regarding the specific compensation levels of those executives. Mr. Burgess tracks each executive’s performance throughout the year, detailing accomplishments and areas of strength and improvement. Mr. Burgess bases his evaluation and recommendation on his knowledge of each executive’s performance. Mr. Burgess and executive management then typically work together to develop performance target recommendations for presentation to, and consideration by, the Committee in connection with incentive compensation determinations for the coming year. In addition, executive management also recommends the incentive compensation plans to the Committee for review and consideration by the Committee.

Benchmarking Target Executive Compensation. As noted above, in making decisions regarding the target total compensation of our executives, the Committee continuously reviews information provided by outside compensation consultants and considers, among other factors discussed herein, the relative compensation of similarly-situated employees of our peer group of companies. In selecting a peer group, the Committee reviews companies that the Committee believes, based on certain data and recommendations of Aon Hewitt, compete most with our Company for executive talent. The Committee periodically reviews and updates our peer group. The peer group of companies used for purposes of 2013 compensation, as set forth immediately below, was the same group as we used in the peer group included in our 2013 Annual Report on Form 10-K.

• Dril-Quip, Inc.	• Newpark Resources
• Helix Energy Solutions Group	• Primoris Services Corporation
• Kennametal Inc.	• Robbins & Myers, Inc.
• Layne Christensen Company	• TEAM, Inc.
• LB Foster Co.	• Tesco Corporation
• Lufkin Industries, Inc.	• Tetra Tech, Inc.
• Matrix Service Company	• Valmont Industries, Inc.
• Michael Baker Corp.	• Willbros Group, Inc.
• MYR Group, Inc.

The Committee also considers pay data of similarly situated executives from publicly filed proxy statements and compensation surveys. The data the Committee reviewed may include base salary, annual cash incentive payments and long-term incentive components of pay or selected market survey data where peer group data for a like-position is not available. In considering total compensation for 2013, the Committee specifically considered pay data from Aon Hewitt’s Executive Benchmark Analysis, which included data from our peer group (as set forth above) as well as a broader group of 37 companies3 from our industry. For compensation paid to our executives, in 2013, the Committee targeted annual cash compensation opportunity (base salaries and incentive compensation) at the 50% range of peer group total annual cash for similarly-situated executives and targeted total long-term incentive compensation opportunity at 75% of the range of total long-term incentive compensation at peer group companies. Beginning in 2014, the Committee will target the total long-term incentive compensation opportunity at 50% of the range of total long-term incentive compensation at peer group companies while continuing to target annual cash compensation opportunities at 50% of the range of total annual cash paid for similarly-situated executives. The Committee believes that total compensation opportunity should be targeted at the median levels and that base salaries establish the minimum compensation upon which an executive can rely. Actual annual cash and long-term incentive compensation, and therefore, total compensation, can meet, fall short of or exceed the target based on the level of achievement of applicable corporate and individual performance requirements. The target compensation levels are only one factor in the Committee’s determination of executive compensation levels. Actual compensation levels for executives may be more or less than the targeted levels based upon other factors that the Committee may consider in its discretion as discussed herein.

How We Made Compensation Decisions in 2013

The following recap of 2013 financial performance provides important context to the pay decisions made in 2013 and to the incentive pay results for 2013.

2013 Financial Performance

Although our financial performance fell short of our expectations in 2013, we continued to realize the long-term growth and sustainability anticipated from the implementation and continuation of our strategic initiatives. Specifically, in 2013, we achieved the following:

•	We had record revenue of approximately $1.1 billion, an increase of approximately 7% from 2012.

•	North American Water & Wastewater, our longest tenured business, had an outstanding year, with revenue of $360 million, 13% growth from 2012, and operating income of $33 million, 50% growth from 2012.

•	Corrpro, a key business for us, saw revenue growth of 5% and a 90 basis point improvement in operating margin to 13.1%.

•	Our Asia Pacific Water and Wastewater business reduced its operating loss by $8 million, or 80%, as a result of actions taken by management to improve operating performance.

______________________________________

[3]
The 37 companies consist of: A.O. Smith Corporation; American Axle & Manufacturing Holdings, Inc.; Armstrong World Industries, Inc.; Barnes Group, Inc.; Boise Inc.; Brady Corporation; Chart Industries Inc.; ESCO Technologies, Inc.; Gardner Denver, Inc.; Gencorp Inc.; Generac Holdings Inc.; Graco Inc.; H.B. Fuller Company; IDEX Corporation; Kaman Corporation; Leggett & Platt Inc.; Martin Marietta Materials, Inc.; Mueller Water Products, Inc.; Newfield Exploration Company; Nordson Corporation; Oil States International, Inc.; Olin Corporation; OMNOVA Solutions Inc.; Packaging Corp of America; Plains Exploration & Prod Company; Polaris Industries Inc.; Polyone Corporation; Regency Energy Partners LP; Sauer-Danfoss Inc.; Steelcase Inc.; Superior Energy Services, Inc.; Texas Industries, Inc.; Tower International Inc.; Unit Corporation; Valmont Industries, Inc.; Waters Corporation; and Woodward, Inc.

•	We returned $25 million to our stockholders by completing three board-authorized share repurchase programs, reducing our outstanding shares by over 1.1 million shares.

In 2013, we also continued to implement our strategic initiatives, most notably:

•
We acquired Brinderson, L.P. and related entities on July 1, 2013. Brinderson opens a new end market for us and derives a substantial majority of its revenues from recurring activities. The Brinderson acquisition was immediately accretive.

•	We exited our German joint venture, which is consistent with our strategy to optimize our product and service mix in Europe and improve overall return on invested capital.

•	We continued in 2013 to expand our presence in key international markets, most notably the Middle East.

Notwithstanding these achievements, 2013 was a challenging financial year for our Company. We achieved $1.27 in non-GAAP earnings per share, which fell short of our compensation plan, which was $1.65 per share. For purposes of this Proxy Statement, non-GAAP earnings are defined as reported GAAP earnings excluding the earnings impact of: (i) acquisition related expenses; (ii) gain on the sale of our German joint venture; (iii) expenses and losses related to discontinued operations; and (iv) the write down in the investment associated with our anticipated sale of Bayou Coatings, LLC. Reported GAAP earnings from continuing operations for 2013 were $1.30 per share. The $1.65 non-GAAP earnings per share served as the target for one of the two 2013 financial metrics for the performance units granted in 2013. The second financial performance target was a minimum return on invested capital target of 8.9%, which also was not achieved.
2013 Compensation Decisions
In the context of our Company’s 2013 financial performance above, set forth below is a more detailed description of each element of our compensation and benefits programs for our Named Executive Officers, including the compensation decision in 2013 for each element.
Base Salary. Generally, in determining the base salary of each Named Executive Officer, the Committee considers, among other things, the level of responsibility and duties of the executive, individual performance, tenure, experience, Company performance, competition for the respective positions in the industry, and the applicable market data. In 2012, our Named Executive Officers did not receive increases in base salary, except for a 2% increase provided to Mr. Clarke. As a result of our base salaries being on average below the 50th percentile of our peer group as well as the growth in the size and complexity of the Company and 2012 financial performance, base salaries for our Named Executive Officers in 2013 were increased as follows:

Named Executive Officer	2013 Salary	Increase from 2012

J. Joseph Burgess	$687,600	17.0%
David A. Martin	357,000	10.0
Brian J. Clarke	373,000	6.0
David F. Morris	377,000	6.1
Laura M. Villa	230,000	9.5

Additional detail regarding the Committee’s rationale for awarding Mr. Burgess a 17% base salary increase in 2013 is set forth above beginning on page 27.
Annual Cash Incentive Compensation. We maintain a Management Annual Incentive Plan (the “AIP”), as reviewed and approved by the Committee, pursuant to which our executives and other key employees are eligible to receive annual cash incentive awards.

Each participant in the AIP is assigned a target incentive award goal that is expressed as a percentage of his or her base salary. For 2013, the Committee assigned the following target annual incentive awards as a percentage of the Named Executive Officers’ respective base salaries:

Named Executive Officer	2013 AIP Target % of Base Salary

J. Joseph Burgess	100%
David A. Martin	60
Brian J. Clarke	60
David F. Morris	60
Laura M. Villa	50

In determining the annual target incentive award as a percentage of individual base salary for these executives, the Committee reviewed peer group data and other survey market data and trends and considered the mix of total compensation of individuals in positions similarly situated to our executives. Based on its review and analysis, the Committee determined that a significant portion of the total annual cash compensation opportunity of our executives (i.e., base salary and annual incentive compensation) should be tied to our Company’s annual operating results. Target incentive award goals are “mid-point” targets, and the executives’ annual incentive cash compensation could be higher or lower than the target award goals based upon the level of achievement against the pre-established performance goals.
The AIP is intended to compensate employees for the Company’s achievement of annual financial performance goals at corporate or business unit levels, as appropriate. The financial performance targets are intended to be consistent with our internal budgets, which are generally aggressive. Payments under the AIP may be made if and to the extent that certain minimum, target, stretch and maximum goals were actually achieved, subject to the negative discretion of the Committee to reduce the amount of the award. The potential payout for each Named Executive Officer is 30% of the target award upon the Company achieving the threshold net income metric (88% of the target net income goal in 2013). The potential payout upon the Company achieving the maximum net income metric is 200% of the payout (120% of target net income goal). Performance results that fall between the goals are calculated from those points on a straight-line sliding scale to determine the potential payout.
The Committee strives to establish financial performance objectives that are difficult to achieve but are attainable in order to reinforce our pay for performance commitment. In 2011, our financial results were below the threshold net income target and, as a result, no AIP payments were awarded to our Named Executive Officers. In 2012, our financial performance was strong but slightly under budget. Consequently, AIP payments were awarded but were generally less than target levels. 2013 net income was less than 88% of the target net income of $65 million, which served as the threshold for any AIP payments to be made. As a result, no AIP payouts were awarded as described in more detail below.
Objective Financial Performance Goals.
In 2013, the AIP financial performance objective for all Named Executive Officers was based on the achievement of a consolidated net income target, subject to objective adjustment in accordance with the AIP. This measure was chosen because it reflects the Company’s financial performance, is easy to track, and is communicated on a quarterly basis through the Company’s quarterly earnings press releases and conference calls.
For purposes of the AIP, consolidated net income is determined from our audited financial statements for the year and is adjusted to exclude the following:

•	losses associated with the write-down of assets of a subsidiary, business unit or division that has been designated by the Board of Directors as a discontinued business operation or to be liquidated;

•	gains or losses on the sale of any subsidiary, business unit or division, or the assets or business thereof;

•
gains or losses from the disposition of material capital assets (subject to certain exceptions) or the refinancing of indebtedness, including, among other things, any make-whole payments and prepayment fees;

•	losses associated with the write-down of goodwill or other intangible assets of the Company due to the determination under applicable accounting standards that the assets have been impaired;

•
gains or losses from material property casualty occurrences or condemnation awards taking into account the proceeds paid by insurance companies and other third parties in connection with the casualty or condemnation;

•	any other material income or loss item the realization of which is not directly attributable to the actions of current senior management of the Company;

•	any income statement effect resulting from a change in generally accepted accounting principles, except to the extent the effect of such a change is already reflected in the target net income amount;

•	the income taxes (benefits) of any of the above-designated gains or losses; and

•	restructuring charges and acquisition related transaction costs.

Negative Discretion of Compensation Committee. Notwithstanding the achievement of the corporate financial performance target set forth above, the Committee retains negative discretion to reduce payments to an individual participant or participants under the AIP. As no AIP payments were made to our Named Executive Officers in 2013 as a result of our financial performance, no negative discretion was exercised in 2013.
Establishing and Achievement of 2013 Goals. In establishing the net income target for the 2013 AIP, the Committee considered the recommendations of executive management regarding current industry and market conditions and projections based on management’s internal market analysis and various market surveys, our 2013 business plan as approved by our Board of Directors in December 2012 and prior year operating results. The net income target for the 2013 AIP was $65 million, subject to the adjustments in accordance with the AIP described above, which represented a $13 million, or 25%, increase from 2012 actual net income. Considering our 2012 actual performance and our internal budgets, the 2013 AIP net income target was believed to be set at a level that was aggressive and promoted our compensation objectives.
In determining the amount of the 2013 annual incentive compensation, the Committee reviewed our operating results for 2013 against the net income target, including any adjustments to net income as described above. The Committee determined that the actual net income was less than 88% of the net income target, and no annual incentive compensation was awarded to our Named Executive Officers.
For 2013, Messrs. Burgess, Martin, Clarke and Morris and Ms. Villa were participants under our Executive Performance Plan. Annual cash incentives payable under the Executive Performance Plan are intended to qualify as “performance-based” under Section 162(m) of the Internal Revenue Code - see “Section 162(m) Performance-Based Compensation” below.
Long-Term Incentive Compensation. As noted above, in order to reward executive actions that enhance long-term stockholder returns, the Committee provides certain long-term equity-based incentives to our executives and other key employees. Long-term equity-based incentives are generally awarded in the first quarter of each year after financial results for the prior year as well as updated compensation data for our peer group are known. We believe that the value of long-term equity awards with continued service requirements, as is the case with our restricted stock and stock option awards, encourages executives to remain with the Company as leaving the Company results in the forfeiture of the unvested portion of previously earned long-term equity awards. To that end, in 2014 we adjusted our compensation program to require that all long-term incentive compensation awards include a continued service requirement, even to the extent that service requirements exist following the performance vesting of certain awards.
Each year, the Committee considers a number of factors when deciding on the amount and allocation of long-term compensation, including, among other things, recommendations by the Committee’s independent compensation consultants, peer group and other survey market data regarding similarly situated executives, the historical compensation for responsibilities of each Named Executive Officer, business objectives, historic Company performance, current market conditions, risks associated with compensation principally linked to stock price, and other factors that may be relevant at that point in time. Further, the Committee decides on a mix of long-term incentive compensation with the goal to provide the appropriate balance of stock price appreciation, performance and retention elements of long-term incentive compensation. Generally, annual awards of equity-based incentives are made during the Committee’s regularly scheduled first quarter meetings.
In 2013, the Committee determined that the Named Executive Officers other than Mr. Burgess would receive the following mix of long-term incentive compensation: 50% performance-based stock units and 50% time-based restricted stock. With respect to Mr. Burgess, for the reasons set forth below in the Section entitled “Stock Options” beginning on page 42 combined with Mr. Burgess’ significant holdings of our common stock (either outright or in the form of restricted stock), the Committee permitted Mr. Burgess to elect that up to 25% of his long-term incentive compensation be in the form of stock options, which election would reduce the percentage of Mr. Burgess’ long term incentive compensation that would have been allocated to time-based restricted stock (i.e., 50%). Mr. Burgess elected to have the full 25% of his long-term incentive compensation in the form of stock options. As a result, Mr. Burgess received the following mix of long-term incentive compensation: 50% performance-based stock units, 25% time-based restricted stock and 25% stock options. Each type of award is described in more detail below. The Committee believes that the mixes of long-term incentive compensation set forth above are appropriate for each of our Named Executive Officers in order to successfully balance the attributes of each form of long-term incentive compensation, which are set forth in this Compensation Discussion and Analysis in more detail below.
2013 was also the last year in the 2011-2013 performance period for a long-term cash incentive program established in 2011. As discussed more fully below, the performance requirements established pursuant to this program were not achieved and, therefore, no payouts were made pursuant to this program.
Performance Units. Performance-based stock units support achievement of the Company’s longer term financial goals of sustained earnings per share growth and increasing returns on invested capital while the three-year vesting period also simultaneously supports retention and succession planning. The performance units are denominated in restricted stock units.

2012-2014 Performance Period
The vesting of the awards granted in 2012 for the 2012-2014 performance period (the “2012 awards”) depends upon achievement of a gating requirement based upon ROIC in each year of the 2012-2014 performance period, and, if the gating requirement is satisfied, the actual amount of the award vested will be determined based solely on the achievement of EPS goals in each year of the 2012-2014 performance period. Further, as discussed in more detail below, to the extent performance units eligible to vest in any particular year of the 2012-2014 performance period do not vest in such year, there is an opportunity at the end of the 2012-2014 performance period for such unvested performance units to vest if a gating requirement based upon cumulative ROIC for the 2012-2014 performance period is met and, if so, based upon a cumulative EPS goal.
If 100% of an annual EPS goal is not achieved, a lesser amount of performance units will vest based on a straight-line sliding scale, so long as at least 90% of the annual EPS goal is achieved and provided the annual ROIC gating requirement is met. The sliding scale is set such that the achievement of 90% of the annual EPS goal will result in the vesting of 50% of the target performance unit award available for that year, and the failure to achieve 90% of the annual EPS goal will result in a non-vesting of the entire award for that year, although all or a portion of such non-vested performance units under the 2012 awards may be earned at the end of the three-year performance period, as further set forth below. In 2013, the Company did not achieve the annual ROIC gating requirement, which was 9.9%, or the threshold EPS goal, which was $1.65 and, as a result, none of the 2012 performance units vested in 2013, the second year of the three-year performance period.
Any performance units not vested in a particular year under the 2012 award, such as the case in 2012 and in 2013 may be carried over and earned at the end of the three-year period through achievement of the three-year cumulative ROIC gating requirement and achievement of at least 90% of the cumulative three-year EPS goal, subject to the same sliding scale as set forth above. The Committee believes that the ability to earn over the three-year performance period those performance units that are not otherwise earned on an annual basis maintains the intended incentives of the long-term performance plan for the entire three-year performance period.
2013-2015 Performance Period
For performance awards granted in 2013 for the 2013-2015 performance period (the “2013 awards”), the Committee revised the manner in which achievement of financial performance goals applies to vesting of performance units. Specifically, the gating requirement based on achievement of a minimum ROIC goal was eliminated and in lieu thereof, 25% of the award eligible for performance vesting in the year will be based on an annual ROIC goal and 75% of the award eligible for performance vesting in the year will be based on an annual EPS goal. We did this because we believe that achievement of EPS goals should be rewarded, even if the ROIC goal is not met. However, we continued to believe that achieving the ROIC goal is important and, therefore, attributed 25% of the award value to achievement of this goal. As with the 2012 awards, up to one-third of each performance unit award is eligible to vest annually over each of the three years of the applicable performance period, subject to the unvested awards being carried over to the end of the applicable three-year performance period to vest upon the achievement of pre-established cumulative ROIC and EPS targets.

The following table generally illustrates the performance goals and annual vesting schedule for the 2013 awards:

ROIC Performance Goal
	Threshold	Target	Maximum
Annual Performance Period	If 85% of the ROIC Target* is achieved, 2.08% of the eligible performance units vest.	If 100% of the ROIC Target is achieved, 4.17% of the eligible performance units vest.	If 120% of the ROIC Target is achieved, 8.34% of the eligible performance units vest.

EPS Performance Goal
	Threshold	Target	Maximum
Annual Performance Period	If 88% of the EPS Target** is achieved, 6.25% of the eligible performance units vest.	If 100% of the EPS Target is achieved, 12.5% of the eligible performance units vest.	If 120% of the EPS Target is achieved, 25% of the eligible performance units vest.
___________________
* In 2013, the ROIC Target was 8.9%.
** In 2013, the EPS Target was $1.65.
Performance results that fall between the threshold, target and maximum goals are calculated from those points on a straight-line sliding scale to determine the actual performance unit award for the executive.
Any performance units not vested in a particular year as a result of the failure to achieve 120% of the annual EPS target, will be carried over to the end of the applicable three-year performance period and may be earned through achievement of at least 85% of the average three-year ROIC goal and at least 88% of the three-year cumulative EPS goal.
Employees who receive performance units shall have no rights as stockholders with respect to such performance units until the performance units vest, although the awards are subject to adjustment due to stock dividends, split-ups, mergers, etc.
In 2013, as part of the annual compensation program offered to the Named Executive Officers, the Committee awarded performance units as follows:
Performance Units Awarded
March 7, 2013*

Named Executive Officer	Threshold (#)	Target (#)	Maximum (#)	Target Award Date Value ($)

J. Joseph Burgess	14,935	29,869	59,738	$750,000
David A. Martin	6,472	12,943	25,886	325,000
Brian J. Clarke	6,472	12,943	25,886	325,000
David F. Morris	6,472	12,943	25,886	325,000
Laura M. Villa	2,240	4,480	8,960	112,500
______________________

*
One-third of the performance units awarded were eligible to vest as a result of 2013 financial performance. However, none of the performance units vested as a result of financial performance in 2013 not meeting the pre-established ROIC and EPS goals.

For all Named Executive Officers, the target number of performance units awarded was calculated by dividing the target award date value of each Named Executive Officer’s respective award by $25.11, the closing price of our common stock on the Nasdaq Global Select Market on March 7, 2013, which was the date of the award. Threshold award levels are one-half of the target award levels and maximum award levels are two times the target award levels.
Beginning in 2014, we adjusted the terms of our performance units such that only a cumulative three-year performance metric is used rather than an annual metric followed by a cumulative three-year performance metric if any of the units did not vest under the annual metrics.

Performance Cash. In 2011, our Compensation Committee designated Messrs. Burgess, Martin, Clarke and Morris as participants in a performance cash program for the 2011-2013 performance period and set target cash incentive payouts of $225,000 for Mr. Burgess and $97,500 for each of Messrs. Martin, Clarke and Morris (threshold and maximum payouts for each participant were set at one-half and two times target, respectively). The performance target for the three-year performance period was based in part on our achievement of a three-year TSR equal to the 70th percentile of all TSRs of companies in a benchmark group and in part on a three-year EPS of $6.96 per share. For the 2011-2013 performance period, the Company did not achieve the threshold performance requirement with respect to either metric and, as a result, no performance cash payouts were made with respect to the 2011-2013 performance period.
Restricted Stock. In 2013, the granting of time-based restricted stock was specifically targeted toward the retention of our executives and key employees. Grants of restricted stock have enabled us to attract and retain key employees by encouraging their ownership in our common stock. The award of restricted stock is also designed to assist executives in satisfying our Company’s ownership guidelines with respect to our common stock. The number of shares of restricted stock awarded to an executive is based on the target dollar value of the amount of such executive’s long-term incentive compensation allocated to restricted stock (i.e., 50% for all of our Named Executive Officers other than Mr. Burgess and 25% for Mr. Burgess). That target dollar value is translated into a number of shares of restricted stock based on the fair value of the award, which is determined to be the closing price of our common stock on the Nasdaq Global Select Market on the date of the award.
In 2013, restricted stock awarded to our executive officers and all key employees contained a three-year service restriction. The entire restricted stock award remains subject to forfeiture until the third anniversary of the award. Upon the third anniversary of the award, the service restriction lifts, provided the recipient was an employee of our Company or any majority owned subsidiary from the date of grant until the third anniversary of such date. As set forth in more detail below, there are certain instances in which time-based service restrictions will lapse prior to the third anniversary. The restricted stock will vest immediately upon the occurrence of the recipient’s death, termination of employment as a result of disability or upon a change in control of our Company followed by an impermissible termination of employment. In addition, if we terminate a recipient’s employment without cause, the time-based service restrictions will lapse and, provided the restricted stock was awarded more than 18 months prior to termination of employment, such restricted stock will vest as to a percentage of the award determined by dividing the number of whole months of the recipient’s employment beginning on the date of grant by 36. If a recipient retires from our Company after: (i) the age of 55 and with at least 10 years of full-time service; (ii) after age 60 with at least 5 years of full-time service; or (iii) the age of 65 with no minimum full-time service requirement, the time-based service restrictions will lapse and the restricted stock will vest as to a percentage of the grant determined by dividing the number of months of his or her employment since the date of the award by 36. If a recipient is terminated for cause or voluntarily terminates his employment prior to the third anniversary of the date of award, the entire restricted award is forfeited regardless of when the termination of employment occurs in the three-year service period. The Committee believes that allowing for the lapse of time-based service restrictions prior to the third anniversary of the award is appropriate in the instances set forth above as such instances are largely life events outside of the control of the participants and, as such, do not conflict with the retention goals provided with the three-year service requirement.

In 2013, the Committee awarded restricted stock to all Named Executive Officers as follows:

Restricted Stock Awarded
March 7, 2013

Named Executive Officer	Shares of Restricted Stock Awarded (#)	Target Award Date Value ($)
J. Joseph Burgess	14,934	$375,000
David A. Martin	12,943	325,000
Brian J. Clarke	12,943	325,000
David F. Morris	12,943	325,000
Laura M. Villa	4,480	112,500

For all Named Executive Officers, the number of shares of restricted stock awarded was calculated by dividing the target value of each Named Executive Officer’s respective award by $25.11, the closing price of our common stock on The Nasdaq Global Select Market on March 7, 2013, which was the date of award.

Stock Options. Historically, the Company has granted some portion of the long-term equity incentives in stock options. However, in 2013, only the Chief Executive Officer was granted a stock option as follows:

Named Executive Officer	Options Granted (#)	Award Date Value ($)
J. Joseph Burgess	29,025	$375,000

This stock option had a binomial stock option value of $12.92 per share. The exercise price of the option is $25.11, the closing price of our common stock on The Nasdaq Global Select Market on March 7, 2013, which was the date of grant. This option vests in one-third increments beginning on the first anniversary of the date of grant and is exercisable after vesting for a period ending on the seventh anniversary of the grant date.
Stock options, by their nature, reward the employee for the appreciation of the Company’s stock price. The time vesting attribute of our stock options is also important to retention and the Company’s emphasis on long-term stockholder returns.
The award of stock options to Mr. Burgess represents the high-risk and potential high-return component of our long-term incentive compensation philosophy, as the realizable value of a stock option can fall to zero if the price of our common stock is lower than the exercise price when the option expires. The number of stock options awarded to Mr. Burgess was based primarily on the target dollar value of the amount of his long-term incentive compensation to be allocated to stock options. That target dollar value is translated into a number of shares based on the estimated economic value of the award, as determined using a binomial valuation. This valuation is based on, among other things, the Company’s then-current stock price, the relative volatility of the Company’s common stock, the Company’s dividend yield, the expected term of the option and the risk-free return rate. The exercise price of stock options is equal to the fair market value of a share of our common stock on the date of grant. The stock option granted to Mr. Burgess was granted as an incentive stock option to the extent allowed under Section 422 of the Internal Revenue Code with the balance of such option awarded as a non-qualified stock option.
Although all outstanding stock options granted in 2012 vest immediately upon a “change in control” of our Company, as defined in the applicable stock option agreements, the Committee eliminated this single trigger in 2013 in favor of a double trigger in all equity award agreements. Therefore, beginning with all awards granted in 2013, accelerated vesting of equity awards only occurs upon a change in control coupled with a subsequent termination of employment without “cause” (as defined in the award agreement) or for “good reason” (as defined in the award agreement).
We do not back-date or re-price stock options nor do we grant stock options or other equity awards retroactively. All options are granted with an exercise price equal to the closing price of our common stock on The Nasdaq Global Select Market on the date of grant.
Supplemental Performance-Based Restricted Stock Grant. In reviewing the Company’s compensation programs in early 2013, the Committee made two determinations:

•
The retention of the current management team through the completion of the Company’s diversification strategy to a global leader in infrastructure protection and maintenance is critical. Although the Committee is continuously focused on succession planning and leadership development, the Committee considers it advantageous to the Company and its stockholders to retain the current management team for at least five to seven years in order to achieve the Company’s long-term goals.

•	The Committee, however, also deemed it important to maintain the growth of the Company’s net income on a short-term basis.
In order to achieve these specific goals and retain and incent the management team accordingly, the Committee awarded the Named Executive Officers a one-time supplemental performance-based restricted stock award in February 2013 with the following terms:

•	A one-year performance target based on net income growth of at least 3% during 2013 compared to 2012. If this target is not met, the award will be forfeited in its entirety.

•	The awards will have a seven-year service requirement, such that they will not begin to vest until February 20, 2018 and, beginning then, will vest over a three-year period.

•
Except in very limited circumstances, if the Named Executive Officer leaves the Company prior to the full performance and service vesting of these shares, the shares will be forfeited in their entirety.

The Committee made supplemental performance-based restricted stock awards with the terms set forth above to the Named Executive Officers as follows:

Supplemental Performance-Based Restricted Stock Awards
February 20, 2013

Named Executive Officer	Shares of Restricted Stock	Award Date Value ($)	Per Year Value ($)
J. Joseph Burgess	58,895	$1,375,200	$196,457
David A. Martin	24,463	571,200	84,600
Brian J. Clarke	25,559	596,800	85,257
David F. Morris	25,833	603,200	86,171
Laura M. Villa	4,283	100,000	14,286

Award date value was calculated by multiplying the number of shares of restricted stock received by each Named Executive Officer by $23.35, the closing price of our common stock on the Nasdaq Global Select Market on February 20, 2013, which was the date of grant.
The Company did not meet the 2013 performance target for the supplemental restricted stock awards, and as a result, the awards were forfeited in their entirety.

Other Benefits: Supplemental Benefits for Certain Executives. In order to provide a competitively attractive package to secure and retain executives, we supplement our standard benefit packages offered to all employees with the executive benefits listed below. The executives’ benefits packages are designed to assist the executives in providing for their own financial security in a manner that recognizes individual needs and preferences.
Deferred Compensation Plan. Executives may choose to defer up to specified maximum amounts of compensation by contributing those amounts to our nonqualified deferred compensation plan for key employees. For 2013, this plan allowed for base salary deferral of up to 15% of base salary, and bonus deferral of up to 50% of bonus amounts. For 2014, the plan has been amended to allow for base salary deferral up to 75% of base salary, and bonus deferral of up to 100% of bonus amounts. Under the plan, we will match contributions equal to the first 3% of compensation at a 100% rate, and contributions equal to the next 2% of compensation at a 50% rate, when aggregated with any matching contributions made under our 401(k) Profit Sharing Plan (Company-matching payments were limited to a maximum aggregate amount of $10,200 per employee for 2013). Deferred account balances in the nonqualified deferred compensation plan are adjusted to match the performance of participant-selected indices, which mirror fund choices available under our 401(k) Profit Sharing Plan.
Account balances will accrue for each participant based on the amount of the participant’s deferrals into his or her account, the Company’s matching payments, if any, and the investment performance of his or her selected indices. Participants are at all times 100% vested in their deferrals, Company-matching payments and investment earnings. Participants generally will be paid their account balances after termination of their employment with our Company or on such other distribution date as they may elect. For our Named Executive Officers, however, no payments may be made from his or her account balance until the date that is six months following the date of termination of the Named Executive Officer’s employment.
During 2013, Messrs. Burgess, Martin and Morris deferred $66,260, $13,955 and $50,000 of their compensation, respectively, under our nonqualified deferred compensation plan. We credited an additional $1,373 in Company-matching payments to Mr. Martin’s account in 2013. No Company-matching payments were made under the plan to Mr. Burgess’ or Mr. Morris’ accounts during 2013 as they received the full Company match (i.e., $10,200) in connection with contributions they made to our 401(k) Profit Sharing Plan.
Executive Disability Insurance. In 2011, the Committee approved a supplemental policy for executives of the Company pursuant to which the maximum monthly benefit under long-term disability is increased from $12,500 to 60% of the executive’s monthly cash compensation, inclusive of target annual incentive compensation.
Other Benefits. While we provide all employees with life insurance benefits in an amount equal to two times the employee’s salary up to $500,000, we provide our Chief Executive Officer with $1.0 million in life insurance benefits. In addition, in 2013, we provided to Mr. Burgess $11,740 for annual club fees.

Compensation Related Policies
Underpinning our executive compensation philosophy are certain policies relating to compensation and equity ownership.

Policies Relating to Compensation
Section 162(m) Performance-Based Compensation. We generally structure incentive compensation to be deductible under Section 162(m) of the Internal Revenue Code. However, we reserve the right to grant or pay amounts that are not deductible. For example, the Committee has granted incentive stock options, which generally do not result in deductible compensation at the time of exercise, and has made time-vested restricted stock grants, which may not qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.
Policy on Recoupment of Incentive Compensation. Our Board of Directors has adopted a policy on recoupment of incentive compensation providing that if during any fiscal year there occurs a material misstatement or omission of financial information in our financial statements, our Board or the Committee may, in its discretion, recoup or cancel all or part of the incentive compensation provided to responsible executive officer or key employee. For the purposes of the policy, incentive compensation includes any bonus, incentive payment, equity award or other compensation, including the amount of any annual salary increase or any gains realized on the exercise of stock options or sale of shares of our common stock received as incentive compensation. In addition to the recoupment of incentive compensation, our Board or the Committee may take such other actions as it deems necessary or appropriate to address the events that gave rise to the material misstatement or omission and to prevent its recurrence. Such actions may include, to the extent permitted by applicable law:

•	adjusting the future compensation of the executive officer or key employee;

•	terminating the employment of the executive officer or key employee; and

•	pursuing other legal remedies against the executive officer or key employee.
Each executive officer or key employee who receives incentive compensation pursuant to any of our incentive compensation plans is required to acknowledge in writing his or her agreement with the policy and understanding that any incentive compensation made to him or her is conditioned upon and subject to the policy.
We believe that by providing the Company with the appropriate power to recover incentive compensation paid to an executive officer, the Company demonstrates its commitment to strong corporate governance. This recoupment policy is in addition to any policies or recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act and the Dodd-Frank Act.
Policies Relating to Equity
In light of the significant portion of our executive compensation program that consists of equity-based compensation, we have adopted certain policies that help encourage stock ownership by our executives as well as protect the advantages, and mitigate against the risk, of equity holdings by our executives.
Stock Ownership Policy with Respect to Named Executive Officers. We have a policy with respect to the required stock ownership levels of certain highly compensated key employees, including our Named Executive Officers. The purpose of this policy is to ensure that the required stock ownership of these employees is commensurate with his or her duties and responsibilities, as measured on an annual basis. Under the policy, each of our Named Executive Officers is required to beneficially own, by no later than the third anniversary of the date he or she became subject to the policy (and to retain thereafter, until he or she is no longer subject to the policy), a minimum number of shares of our common stock that is equal in value to a multiple of his or her annual base salary. The minimum share ownership amount is recalculated annually as of January 1 based on the Named Executive Officer’s current annual base salary as of December 31 of the immediately preceding year. The following forms of equity interest count towards the achievement of the required stock ownership: (i) shares of common stock purchased on the open market; (ii) shares of common stock owned jointly with or separately by spouses and/or children; (iii) shares of common stock purchased through our employee stock purchase program; (iv) shares of restricted stock acquired upon stock option exercises; and (v) shares of restricted common stock or restricted stock units (but not performance stock units).
The minimum number of shares is determined by dividing the base salary multiple by the average of the closing price of our common stock for the ten trading days prior to the applicable valuation date. The multiplier used in calculating the base salary multiple is assigned to each Named Executive Officer based on his or her responsibilities and duties and ranges from one to three times the Named Executive Officer’s annual base salary. As of January 1, 2014, the required share ownership of each of our Named Executive Officers was as follows:

Named Executive Officer	Date Subject to Policy	Salary at December 31, 2013	Salary Multiplier	10-Day Average Closing Price	Required Share Ownership as of January 1, 2014	Actual Share Ownership as of January 1, 2014
J. Joseph Burgess	April 14, 2008	$687,600	3x	$20.92	98,604	176,128
David A. Martin	August 13, 2007	357,000	2x	20.92	34,130	53,490
Brian J. Clarke	February 14, 2011	373,000	2x	20.92	35,660	12,943
David F. Morris	July 25, 2006	377,000	2x	20.92	36,042	86,949
Laura M. Villa	February 22, 2012	230,000	1x	20.92	10,994	5,243

To date, each of the Named Executive Officers has fulfilled the stock ownership requirements of this policy except for Mr. Clarke and Ms. Villa. Mr. Clarke was required to be in compliance by February 14, 2014. Mr. Clarke’s non-compliance is in large part due to the forfeiture of restricted stock in 2011 and 2013 as a result of performance requirements not being met. In light of Mr. Clarke’s non-compliance, he will not be permitted to dispose of shares of the Company’s stock until he is in compliance, other than the forfeiture of shares to cover tax withholding from the vesting of restricted stock. Pursuant to the terms of the policy, Ms. Villa has until February 22, 2015 to comply (three years after becoming subject to the policy).
Anti-Hedging Policy. In February 2012, our Board of Directors adopted an anti-hedging policy that prohibits officers, directors and employees from entering into hedging or monetization transactions involving our common stock. Prohibited transactions include, without limitation, zero-cost collars, forward sale contracts, purchase or sale of options, puts, calls, margin accounts, or other derivatives that are directly linked to our Company’s stock or transactions involving short sales of the Company’s stock. The Board adopted this policy to require officers, directors and employees to continue to own Company stock with the full risks and rewards of ownership, thereby ensuring continued alignment of their objectives with the Company’s other stockholders.
Anti-Pledging Policy. In February 2013, our Board of Directors adopted an anti-pledging policy that prohibits any officer or director from pledging a significant amount of our common stock owned by such director or officer. The Board adopted this policy in order to avoid, among other things, any detrimental impact on stockholders that could result from a significant amount (i.e., more than 1% of our total outstanding shares or more than 50% of the shares of our common stock beneficially owned by a particular individual) of stock pledged by executives. Two executive officers have pledged shares of our common stock, as described in more detail in the footnotes of the table set forth under the heading “Information Concerning Certain Stockholders” beginning on page 61 below. The existing pledges are in compliance with the terms of our anti-pledging policy.

COMPENSATION COMMITTEE REPORT

The responsibilities of our Compensation Committee are provided in its charter, which has been approved by our Board of Directors.
In fulfilling its oversight responsibilities with respect to the Compensation Discussion and Analysis included in this Report, the Compensation Committee, among other things, has:

•	reviewed and discussed the Compensation Discussion and Analysis with management, and

•	in reliance on such review and discussions, approved the inclusion of such Compensation Discussion and Analysis in this Proxy Statement.

SUBMITTED BY THE COMPENSATION COMMITTEE
Juanita H. Hinshaw, Chair Stephanie A. Cuskley
John P. Dubinsky Phillip D. Wright
Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

* * *

COMPENSATION IN LAST FISCAL YEAR

Summary Compensation Table

The following table sets forth information concerning compensation earned for the fiscal years ended December 31, 2013, 2012 and 2011, if applicable, for all persons who served as our principal executive officer or principal financial officer during 2013 and the three other most highly compensated executive officers of our Company (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)(1)(5)	All Other Compensation ($)(6)	Total ($)
J. Joseph Burgess Chief Executive Officer and President	2013 2012 2011	$687,600 587,600 587,600	$2,500,200(7) 1,250,000(8) 525,000(9)	$375,000 750,000 750,000	-- $500,000 361,205	$39,313 30,618 30,983	$3,602,113 3,118,218 2,254,788
David A. Martin Senior Vice President and Chief Financial Officer	2013 2012 2011	$357,000 324,450 324,450	$1,221,200(7) 525,000(8) 227,500(9)	-- $325,000 325,000	-- $200,000 139,666	$15,366 15,166 15,380	$1,593,566 1,389,616 1,031,996
Brian J. Clarke (10) Senior Vice President - Business Integration	2013 2012 2011	$373,000 351,900 301,875	$1,246,800(7) 460,000(8) 227,500(9)	-- $325,000 325,000	-- $200,000 --	$16,743 13,581 6,843	$1,636,543 1,350,481 861,218
David F. Morris Senior Vice President, General Counsel and Chief Administrative Officer	2013 2012 2011	$377,000 355,350 355,350	$1,253,200(7) 525,000(8) 227,500(9)	-- $325,000 325,000	-- $200,000 156,522	$16,347 16,147 16,361	$1,646,547 1,421,497 1,080,733
Laura M. Villa (11) Vice President - Human Resources	2013 2012	$230,000 183,607	$325,000(7) 75,000(8)	-- $75,000	-- $75,000	$11,127 46,834	$566,127 455,441
___________________

(1)	Includes amounts earned but deferred at the election of the executive officer under our 401(k) Profit Sharing Plan and our nonqualified deferred compensation plan.

(2)
Represents the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. For a discussion regarding the valuation of our stock awards for financial statement reporting purposes, please refer to Note 7, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on February 28, 2014.

(3)	Stock Awards and Option Awards: These amounts do not necessarily reflect the actual economic value realized by Named Executive Officers.

(4)
Represents the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. For a discussion regarding the valuation of our option awards for financial statement reporting purposes, please refer to Note 7, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on February 28, 2014.

(5)
For 2013 and 2011, no bonuses were awarded under our Management Annual Incentive Plan. The 2012 amounts represent bonuses awarded under our Management Annual Incentive Plan. No payments under our Executive Performance Plan were made in 2013 in connection with long-term incentive cash awards for the performance period of January 1, 2011 through December 31, 2013 because the targets were not met. Further, no payments under our Executive Performance Plan were made in 2012 in connection with long-term incentive cash awards for the performance period of January 1, 2010 through December 31, 2012 because the targets were not met. The 2011 amounts represent cash payments under our Executive Performance Plan in connection with long-term incentive cash awards for the performance period of January 1, 2009 through December 31, 2011 for Messrs. Burgess, Martin and Morris of $361,205, $139,666, and $156,522, respectively.

(6)
Represents the following amounts paid or accrued in 2013: Mr. Burgess, $10,200 in employer-matching payments under our 401(k) Profit Sharing Plan, $11,790 in term life insurance premiums, $5,583 in executive disability insurance premiums and $11,740 in club fees; Mr. Martin, $10,200 in employer-matching payments under our 401(k) Profit Sharing Plan and nonqualified deferred compensation plan, $960 in term life insurance premiums and $4,206 in executive disability insurance premiums; Mr. Clarke, $10,200 in employer-matching payments under our 401(k) Profit Sharing Plan, $960 in term life insurance premiums and $5,583 in executive disability insurance premiums; Mr. Morris, $10,200 in employer-matching payments under our 401(k) Profit Sharing Plan, $960 in term life insurance premiums and $5,187 in executive disability insurance premiums; and Ms. Villa, $9,000 in employee-matching payments under our 401(k) Profit Sharing Plan, $883 in term life insurance premiums, and $1,244 in executive disability insurance premiums.

(7)
Includes the grant date fair value of performance units awarded in 2013 assuming the target level of performance conditions is achieved, which is equal to $750,000 for Mr. Burgess, $325,000 for each of Messrs. Martin, Clark and Morris and $112,500 for Ms. Villa. If the highest level of performance conditions is achieved with regard to the annual performance units granted in 2013, the aggregate grant date fair value of such awards would be $1,500,000 for Mr. Burgess, $650,000 for each of Messrs. Martin, Clark and Morris and $250,000 for Ms. Villa. In 2013, the Company did not achieve the performance target with respect to this award of performance units and, therefore, none of these performance units vested in 2013. Also includes the grant date fair value of the annual awards of restricted stock granted in 2013, which awards are subject to forfeiture if the Named Executive Officer’s employment terminates prior to the end of the three-year service period. Finally, includes the grant date fair value of the supplemental awards of restricted stock granted in 2013, which awards were subject to a one-year performance requirement and a seven year service restriction. The supplemental awards of performance-based restricted stock were forfeited as of December 31, 2013 as a result of the Company’s failure to achieve the one-year performance requirement.

(8)
Represents the grant date fair value of the annual performance units and the supplemental performance units granted in 2012 assuming the target level of performance conditions is achieved, the vesting of both of which is subject to the attainment of financial performance targets. If the highest level of performance conditions is achieved with regard to the annual performance units and supplemental performance units granted in 2012, the aggregate grant date fair value of such awards was as follows: Mr. Burgess, $2,500,000; Mr. Martin, $1,050,000; Mr. Clarke, $920,000; Mr. Morris, $1,050,000; and Ms. Villa, $150,000. For 2013, the Company did not achieve the performance targets, as such no shares vested in 2013.

(9)
Represents the grant date fair value of restricted stock granted in 2011, which restricted stock contained a one-year performance target restriction and a three-year service restriction. These 2011 awards were forfeited as of December 31, 2011 due to the failure to achieve the one-year performance target.

(10)	Mr. Clarke joined our Company on February 14, 2011.

(11)
Ms. Villa joined our Company on February 22, 2012 after having worked as an independent contractor to the Company. The amounts included in Ms. Villa’s compensation totals for 2012 include all compensation paid to her by the Company during 2012, including compensation paid to Ms. Villa as an independent contractor.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards for the fiscal year ended December 31, 2013 for our Named Executive Officers:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

J. Joseph Burgess	02/20/2013(1)	-	-	-	-	58,895	-	-	-	-	$1,375,200
	03/07/2013(2)	-	-	-	-	14,934	-	-	-	-	375,000
	03/07/2013(3)	-	-	-	-	-	-	-	29,025	$25.11	375,000
	03/07/2013(4)	-	-	-	14,935	29,869	59,738	-	-	-	750,000

David A. Martin	02/20/2013(1)	-	-	-	-	24,463	-	-	-	-	571,200
	03/07/2013(2)	-	-	-	-	12,943	-	-	-	-	325,000
	03/07/2013(4)	-	-	-	6,472	12,943	25,886	-	-	-	325,000

Brian J. Clarke	02/20/2013(1)	-	-	-	-	25,559	-	-	-	-	596,800
	03/07/2013(2)	-	-	-	-	12,943	-	-	-	-	325,000
	03/07/2013(4)	-	-	-	6,472	12,943	25,886	-	-	-	325,000

David F. Morris	02/20/2013(1)	-	-	-	-	25,833	-	-	-	-	603,200
	03/07/2013(2)	-	-	-	-	12,943	-	-	-	-	325,000
	03/07/2013(4)	-	-	-	6,472	12,943	25,886	-	-	-	325,000

Laura M. Villa	02/20/2013(1)	-	-	-	-	4,283	-	-	-	-	100,000
	03/07/2013(2)	-	-	-	-	4,480	-	-	-	-	112,500
	03/07/2013(4)	-	-	-	2,240	4,480	8,960	-	-	-	112,500
___________________

(1)
Represents the number of shares of supplemental performance-based restricted stock awarded on February 20, 2013. With respect to these shares, the minimum performance target was not met; therefore, these awards were forfeited.

(2)	Represents the number of shares of time-based restricted stock awarded on March 7, 2013.

(3)	Represents number of stock options awarded on March 7, 2013.

(4)
Represents the number of performance units awarded on March 7, 2013. For 2013, the minimum performance target was not met; therefore, none of these performance units vested as a result of 2013 performance.

(5)
Represents the grant date fair value (computed in accordance with FASB ASC Topic 718) of $23.35 for the supplemental performance-based restricted stock grants on February 20, 2013 to Messrs. Burgess, Martin, Clarke and Morris and Ms. Villa, $25.11 per share for the time-based restricted stock granted on March 7, 2013 to Messrs. Burgess, Martin, Clarke and Morris and Ms. Villa, $12.92 per share for the stock options granted to Mr. Burgess on March 7, 2013 and $25.11 per share for the performance unit grants to Messrs. Burgess, Martin, Clarke and Morris and Ms. Villa. Please refer to Note 7, “Equity-Based Compensation,” in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed on February 28, 2014 for a discussion regarding the valuation of our stock and option awards.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning outstanding equity awards, as of the fiscal year ended December 31, 2013, held by our Named Executive Officers:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(5)

J. Joseph Burgess	118,397	-	-	$14.55	4/14/15	-	-	-	-
	127,119	-	-	12.84	3/2/16	-	-	-	-
	81,022	-	-	22.87	2/24/17	-	-	-	-
	43,444	21,722	-	26.60	1/21/18	-	-	-	-
	30,510	61,020	-	18.11	2/21/19	-	-	-	-
	-	29,025	-	25.11	3/7/20	-	-	-	-
	-	-	-	-	-	73,829	$1,616,117	-	-
	-	-	-	-	-	-	-	49,447	$1,082,395

David A. Martin	53,106	-	-	15.77	1/11/14	-	-	-	-
	47,710	-	-	12.97	1/29/15	-	-	-	-
	49,153	-	-	12.84	3/2/16	-	-	-	-
	30,776	-	-	22.87	2/24/17	-	-	-	-
	18,826	9,413	-	26.60	1/21/18	-	-	-	-
	13,221	26,442	-	18.11	2/21/19	-	-	-	-
	-	-	-	-	-	37,406	818,817	-	-
	-	-	-	-	-	-	-	20,967	458,968

Brian J. Clarke	17,037	8,519	-	29.86	2/14/18	-	-	-	-
	13,221	26,442	-	18.11	2/21/19	-	-	-	-
	-	-	-	-	-	38,502	842,809	-	-
	-	-	-	-	-	-	-	19,172	419,675

David F. Morris	14,451	-	-	15.77	1/11/14	-	-	-	-
	52,481	-	-	12.97	1/29/15	-	-	-	-
	55,085	-	-	12.84	3/2/16	-	-	-	-
	30,776	-	-	22.87	2/24/17	-	-	-	-
	18,826	9,413	-	26.60	1/21/18	-	-	-	-
	13,221	26,442	-	18.11	2/21/19	-	-	-	-
	-	-	-	-	-	38,776	848,807	-	-
	-	-	-	-	-	-	-	20,967	458,968

Laura M. Villa	-	9,153	-	18.11	2/21/19	-	-	-	-
	-	-	-	-	-	8,763	191,822
	-	-	-	-	-	-	-	4,311	94,368
___________________

(1)
The options become exercisable in three equal annual installments beginning on: (a) January 21, 2012 for options with an exercise price of $26.60 and an option expiration date of January 21, 2018; (b) February 14, 2012 for options with an exercise price of $29.86 and an option expiration date of February 14, 2018; (c) February 21, 2013 for options with an exercise price of $18.11 and an option expiration date of February 21, 2019; and (d) March 7, 2014 for options with an exercise price of $25.11 and an option expiration date of March 7, 2020.

(2)
Represents the number of shares of restricted stock awarded and outstanding at fiscal year-end as follows: Mr. Burgess, 58,895 shares awarded on February 20, 2013 and 14,934 shares awarded on March 7, 2013; Mr. Martin, 24,463 shares awarded on February 20, 2013 and 12,943 shares awarded on March 7, 2013; Mr. Clarke, 25,559 shares awarded on February 20, 2013 and 12,943 shares awarded on March 7, 2013; Mr. Morris, 25,833 shares awarded on February 20, 2013 and 12,943 shares awarded on March 7, 2013; and Ms. Villa, 4,283 shares awarded on February 20, 2013 and 4,480 shares awarded on March 7, 2013. All shares of restricted stock awarded on February 20, 2013 were forfeited because the performance requirement was not met. With respect to all other restricted stock awards, the performance target for each of these awards has been met, the performance restrictions were removed and such awards will fully vest on the third anniversary of the date of award; provided, however, that in each case employment continues through such date.

(3)	Represents the value of shares of restricted stock calculated on the basis of the closing price of our common stock on The Nasdaq Global Select Market on December 31, 2013 ($21.89 per share).

(4)
Represents the number of performance units granted in 2012 and 2013 that may potentially vest if the threshold performance goal is met. The performance units are eligible to vest in three equal annual installments beginning on the first anniversary of the date of award through the achievement of the annual performance goals. Any of the performance units not vested in a particular year may be carried over and vest at the end of the three-year period through the achievement of three-year cumulative performance goals.

(5)
Represents the value of shares of performance units calculated on the basis of the closing price of our common stock on The Nasdaq Global Select Market on December 31, 2013 ($21.89 per share) multiplied by the number of performance units that may potentially vest if the threshold performance goal is met.

Option Exercises and Stock Vested

The following table sets forth information regarding options exercised by our Named Executive Officers and the vesting of stock awards previously granted to our Named Executive Officers during the fiscal year ended December 31, 2013:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
J. Joseph Burgess	-	-	126,047	$2,930,088
David A. Martin	-	-	9,947	223,221
Brian J. Clarke	-	-	-	-
David F. Morris	-	-	9,947	223,221
Laura M. Villa	-	-	-	-
___________________

(1)
With regard to Mr. Burgess, represents 22,955 shares of restricted stock granted on February 24, 2010 and 103,092 shares of restricted stock granted on April 14, 2008 in connection with the commencement of Mr. Burgess’ employment with the Company. With regard to Messrs. Martin and Morris, represents shares of restricted stock granted on February 24, 2010.

(2)
Reflects the number of shares vesting multiplied by the market price on the date of the lapse of time-based restrictions. The restricted stock grants on February 24, 2010 were made pursuant to the terms of our 2009 Employee Equity Incentive Plan.

Nonqualified Deferred Compensation

Executive officers may choose to defer up to specified maximum amounts of compensation by contributing those amounts to our nonqualified deferred compensation plan for key employees. For 2013, this plan allowed for base salary deferral of up to 15% of base salary and bonus deferral of up to 50% of bonus amounts. For 2014, the plan has been amended to allow for base salary deferral up to 75% of base salary, and bonus deferral of up to 100% of bonus amounts. Under the plan, we will match contributions equal to the first 3% of compensation at a 100% rate, and contributions equal to the next 2% of compensation at a 50% rate, when aggregated with any matching contributions made under our 401(k) Profit Sharing Plan (Company-matching payments were limited to a maximum aggregate amount of $10,200 per employee for 2013). Deferred account balances in the nonqualified deferred compensation plan are adjusted to match the performance of participant-selected indices, which mirror fund choices available under our 401(k) Profit Sharing Plan. In connection with this plan, the Company established a Rabbi Trust to fund the Company’s promise to pay deferred compensation account balances contributed by participants in the plan. This trust becomes fully funded upon a change in control.

Account balances will accrue for each participant based on the amount of the participant’s deferrals into the account, the Company’s matching payment, if any, and the investment performance of his or her selected indices. Participants are at all times 100% vested in their deferrals, Company-matching payments and investment earnings. Participants generally will be paid their account balances after termination of their employment with our Company or on such other distribution date as they may elect. For Named Executive Officers, however, no payments may be made from his or her account balance until a date that is at least six months following the date of termination of the Named Executive Officer’s employment.

During 2013, Messrs. Burgess, Martin and Morris deferred $66,260, $13,955 and $50,000 of their compensation, respectively, under our nonqualified deferred compensation plan. We credited an additional $1,373 in Company-matching payments to Mr. Martin’s account in 2013. No Company-matching payments were made under the plan to Mr. Burgess’ or Mr. Morris’ accounts during 2013 as they received the full Company match (i.e., $10,200) in connection with contributions they made to our 401(k) Profit Sharing Plan.

The following table sets forth information concerning contributions, Company-matching payments, earnings and balances under our nonqualified deferred contribution plan for our Named Executive Officers:

Name	Executive Contribution in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

J. Joseph Burgess	$66,260	—	$495	—	$66,755
David A. Martin	13,955	$1,373	30,156	—	130,825
Brian J. Clarke	—	—	—	—	—
David F. Morris	50,000	—	162,078	—	652,760
Laura M. Villa	—	—	—	—	—
___________________

(1)	Named Executive Officer contributions and registrant payments also are reported in the “Salary” and “Other Compensation” columns of the Summary Compensation Table.

(2)	Amounts credited do not constitute above-market earnings.

Severance, Change in Control and Termination

Severance. The Company has not entered into change-of-control or severance agreements with its Named Executive Officers. Effective March 1, 2008, we adopted a severance policy (the “Severance Policy”) that would provide for severance payments to Named Executive Officers (except for Mr. Burgess and Mr. Clarke while subject to their respective employment letters) at the rate of 12 weeks of base salary, plus two additional weeks of base salary for each full year of continuous service time with our Company; provided, however, that our Named Executive Officers would not receive more than 42 weeks of base salary as severance. Payments are not lump sum but are processed as extended payroll over the term of the applicable severance period. Executives may continue to receive medical and dental insurance through the severance period and the Company shall pay that portion of the medical and health insurance that it would have paid had the executive been an employee. Additionally, executives are entitled to $10,000 in outplacement services.

The Severance Policy would apply if a Named Executive Officer in good standing with our Company is involuntarily terminated without cause and not due to a Code of Conduct violation, and the Named Executive Officer has completed a minimum of six months’ continuous service time.

Our Company does not offer change in control tax gross-up provisions.

Under his employment letter, if Mr. Burgess is terminated for any reason other than for “Cause” (as defined in his employment letter), Mr. Burgess would receive severance benefits equal to 12 months of his then current base salary and 12 months of the monthly cost of medical and dental insurance then provided by the Company. The payments are in lieu of payments that would have been due Mr. Burgess under the Severance Policy. Any severance payments made pursuant to Mr. Burgess’ employment letter are conditioned upon certain representations, warranties, covenants and agreements to be made by Mr.

Burgess, including, but not limited to, a release of all claims and covenants of confidentiality, non-solicitation and non-competition.

Under his employment letter, if Mr. Clarke is terminated during his employment for any reason other than by the Company for “Cause” (as defined in his employment letter), or by Mr. Clarke for “Good Reason” (as defined in his employment letter) following a change in control, then Mr. Clarke is entitled to receive severance benefits equal to 12 months of his then current base salary and 12 months of the monthly cost of medical and dental insurance then provided by the Company. Any such payments would be in lieu of payments that would have been due Mr. Clarke under the Severance Policy. Any severance payments made pursuant to Mr. Clarke’s employment letter are conditioned upon certain representations, warranties, covenants and agreements to be made by Mr. Clarke, including, but not limited to, a release of all claims and covenants of confidentiality, non-solicitation and non-competition.

Change in Control and Termination.

Equity-Based Incentives. Prior to 2013, the award agreements in connection with our stock option, restricted stock and performance unit awards provided that upon a change in control of our Company, all outstanding unvested equity awards will immediately vest. In such case, performance unit awards will vest at target. Although single trigger vesting of stock options and performance units in the event of a change in control provides our Company with an effective and viable retention mechanism that incentivizes our executives and key employees to remain with our Company prior to the consummation of such change in control while also providing our employees with the same opportunities as stockholders, who are free to sell their equity at the time of the change in control event and thereby realize the value created at the time of the change in control transaction, we have amended our equity award agreements, including those for stock options, restricted stock and performance units, to implement a double trigger beginning with equity awards granted in 2013. As such, for 2013 and after, the award agreements provide that all outstanding unvested equity awards will immediately vest only upon a change in control followed by an involuntary termination without cause or a voluntary termination for good reason. In such case, performance units will vest at target.

If we were to terminate any Named Executive Officer’s employment without cause, the service restrictions on any restricted stock awarded more than 18 months prior to such termination would vest as to a percentage of the award determined by dividing (i) the number of whole months of the Named Executive Officer’s employment beginning on the date of the award through the date of termination (provided that the number of whole months is at least 18) by (ii) 36.

If any Named Executive Officer meets the definition of retirement as set out in the restricted stock award agreements, the service restrictions on any restricted stock would vest as to a percentage of the award determined by dividing (i) the number of whole months of the Named Executive Officer’s employment beginning on the date of the award through the date of termination by (ii) 36.

Upon death or disability of a Named Executive Officer, the award agreements in connection with all stock option and restricted stock awards provide that all stock options and restricted stock will immediately vest. However, the award agreements in connection with our performance unit awards granted in 2013 provide that, upon death, disability or retirement (as defined in the agreement) the performance units governed by such award agreement will vest to the extent that the three-year performance goals are met, but reduced pro rata to a percentage of that amount determined by dividing (i) the number of whole months of your employment with the Company or a subsidiary thereof during the performance period covered by this Agreement by (ii) 36. The award agreements in connection with our performance unit awards granted in 2012 do not provide for any accelerated vesting upon death, disability or retirement.

The performance metrics for the supplemental performance-based restricted stock award granted on February 20, 2013 were deemed to not have been met as of December 31, 2013 and, therefore, these awards were forfeited.

Long-Term Cash Incentives.

The performance metrics for the cash awards for the three-year performance period beginning in 2011 and ending in 2013 were deemed to not have been met as of December 31, 2013 and, therefore, no payment was made or will be made to the Named Executive Officers in connection with these awards.

Summary Data Charts.

The following tables show the potential payments and benefits due to each Named Executive Officer under various employment termination events. These post-employment amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to our Named Executive Officers. The assumptions used in preparation of these tables are consistent with the payments and benefits described above as well the following assumptions:

•	A termination date of December 31, 2013.

•	A value of $21.89 per share used for the value of our common stock, which was the closing price of our common stock on December 31, 2013.

•	With respect to the value of stock options, the value is reduced by the exercise price per share.

Potential Post-Employment Payments as of December 31, 2013

J. Joseph Burgess - President and Chief Executive Officer

Type of Payment	Involuntary Termination without Cause	Change in Control Only		Involuntary Termination without Cause after a Change in Control		Voluntary Termination for Good Reason after a Change in Control		Retirement	Death		Disability
Severance Compensation	$687,600	-		$687,600		-		-	-		-
Medical and Dental Benefits	11,495	-		11,495		-		-	-		-
Unvested Restricted Stock (1)	-	-		326,905	(2)	$326,905	(2)	(3)	$326,905	(2)	$326,905	(2)
Unvested Stock Options	-	$ 230,656	(4)	-	(5)	-	(5)	(3)	230,656	(6)	230,656	(6)
Performance Units	-	1,510,913	(7)	653,832	(8)	653,832	(8)	(3)	217,944	(9)	217,944	(9)
Total	$699,095	$1,741,569		$1,679,832		$980,737		0	$775,505		$775,505
___________________

(1)
Does not include the supplemental performance-based restricted stock award granted on February 20, 2013, which was forfeited as of December 31, 2013 as a result of the Company’s failure to achieve the one-year performance requirement.

(2)
The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause after a change of control, voluntary termination for good reason after a change in control, death or disability is 14,934.

(3)	As of December 31, 2013, Mr. Burgess did not meet the definition of “retirement” in the various award agreements.

(4)	The number of outstanding unvested stock options becoming immediately exercisable upon a change in control only is 82,742.

(5)
The number of outstanding unvested stock options becoming immediately exercisable upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control is 29,025. The exercise price of all 29,025 options is greater than the Company’s stock price on December 31, 2013 and, therefore, no additional amounts are listed in the table above.

(6)
The number of outstanding unvested stock options becoming immediately exercisable upon death or disability is 111,767. None of the stock options comprising the difference between outstanding unvested stock options becoming immediately exercisable upon death or disability and the outstanding unvested stock options becoming immediately exercisable upon a change in control only (i.e., 29,025) have an exercise price less than the Company’s stock price on December 31, 2013 and, therefore, the amounts in the Death and Disability columns are equal to the amounts in the Change in Control Only column.

(7)	The number of unvested performance units immediately vesting upon a change in control only is 69,023.

(8)
The number of unvested performance units immediately vesting upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control is 29,869.

(9)
Represents one-third of the target performance unit award for the performance units granted in 2013 (i.e., that relate to the 2013-2015 performance period). Only one year of the three-year performance period has past, therefore, the Company is unable to make a reasonable estimate of whether the performance requirements will be satisfied at the end of the three-year performance period, thus triggering any payout upon termination on December 31, 2013 due to death or disability. We have assumed in the above table that the performance requirements are met at target, which, assuming a termination on December 31, 2013 for death or disability would result in a payment of one-third of the target performance unit award.

David A. Martin - Senior Vice President and Chief Financial Officer

Type of Payment	Involuntary Termination without Cause	Change in Control Only		Involuntary Termination without Cause after a Change in Control		Voluntary Termination for Good Reason after a Change in Control		Retirement	Death		Disability
Severance Compensation	$288,346	-		$288,346		-		-	-		-
Medical and Dental Benefits	11,653	-		11,653		-		-	-		-
Outplacement Services	10,000	-		10,000		-		-	-		-
Unvested Restricted Stock (1)	-	-		283,322	(2)	$283,322	(2)	(3)	$283,322	(2)	$283,322	(2)
Unvested Stock Options	-	$ 99,951	(4)	-	(5)	-	(5)	(3)	99,947	(4)	99,947	(4)
Performance Units	-	634,591	(6)	283,322	(7)	283,322	(7)	(3)	94,441	(8)	94,441	(8)
Total	$309,999	$734,542		$876,643		$566,644		0	$477,710		$477,710
___________________

(1)
Does not include the supplemental performance-based restricted stock award granted on February 20, 2013, which was forfeited as of December 31, 2013 as a result of the Company’s failure to achieve the one-year performance requirement.

(2)
The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause after a change of control, voluntary termination for good reason after a change in control, death or disability is 12,943.

(3)	As of December 31, 2013, Mr. Martin did not meet the definition of “retirement” in the various award agreements.

(4)	The number of outstanding unvested stock options becoming immediately exercisable upon a change in control only is 35,854.

(5)
All outstanding unvested stock options immediately vest upon a change of control as set forth in the Change in Control Only column. Therefore, no additional vesting would take place upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control.

(6)	The number of unvested performance units immediately vesting upon a change in control only is 28,990.

(7)
The number of unvested performance units immediately vesting upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control is 12,943.

(8)
Represents one-third of the target performance unit award for the performance units granted in 2013 (i.e., that relate to the 2013-2015 performance period). Only one year of the three-year performance period has past, therefore, the Company is unable to make a reasonable estimate of whether the performance requirements will be satisfied at the end of the three-year performance period, thus triggering any payout upon termination on December 31, 2013 due to death or disability. We have assumed in the above table that the performance requirements are met at target, which, assuming a termination on December 31, 2013 for death or disability would result in a payment of one-third of the target performance unit award.

Brian J. Clarke - Senior Vice President - Business Integration

Type of Payment	Involuntary Termination without Cause	Change in Control Only		Involuntary Termination without Cause after a Change in Control		Voluntary Termination for Good Reason after a Change in Control		Retirement	Death		Disability
Severance Compensation	$373,000	-		$373,000		$373,000		-	-		-
Medical and Dental Benefits	12,180	-		12,180		12,180		-	-		-
Unvested Restricted Stock (1)	-	-		283,322	(2)	$283,322	(2)	(3)	$283,322	(2)	$283,322	(2)
Unvested Stock Options	-	$ 99,951	(4)	-	(5)	-	(5)	(3)	99,951	(4)	99,951	(4)
Performance Units	-	556,006	(6)	283,322	(7)	283,322	(7)	(3)	94,441	(8)	94,441	(8)
Total	$385,180	$655,957		$951,824		$951,824		0	$477,714		$477,714
___________________

(1)
Does not include the supplemental performance-based restricted stock award granted on February 20, 2013, which was forfeited as of December 31, 2013 as a result of the Company’s failure to achieve the one-year performance requirement.

(2)
The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause after a change of control, voluntary termination for good reason after a change in control, death or disability is 12,943.

(3)	As of December 31, 2013, Mr. Clarke did not meet the definition of “retirement” in the various award agreements.

(4)	The number of outstanding unvested stock options becoming immediately exercisable upon a change in control only is 34,961.

(5)
All outstanding unvested stock options immediately vest upon a change of control as set forth in the Change in Control Only column. Therefore, no additional vesting would take place upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control.

(6)	The number of unvested performance units immediately vesting upon a change in control only is 25,400.

(7)
The number of unvested performance units immediately vesting upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control is 12,943.

(8)
Represents one-third of the target performance unit award for the performance units granted in 2013 (i.e., that relate to the 2013-2015 performance period). Only one year of the three-year performance period has past, therefore, the Company is unable to make a reasonable estimate of whether the performance requirements will be satisfied at the end of the three-year performance period, thus triggering any payout upon termination on December 31, 2013 due to death or disability. We have assumed in the above table that the performance requirements are met at target, which, assuming a termination on December 31, 2013 for death or disability would result in a payment of one-third of the target performance unit award.

David F. Morris - Senior Vice President, Chief Administrative Officer and General Counsel

Type of Payment	Involuntary Termination without Cause	Change in Control Only		Involuntary Termination without Cause after a Change in Control		Voluntary Termination for Good Reason after a Change in Control		Retirement	Death		Disability
Severance Compensation	$217,500	-		$217,500		-		-	-		-
Medical and Dental Benefits	7,338	-		7,338		-		-	-		-
Outplacement Services	10,000	-		10,000		-		-	-		-
Unvested Restricted Stock (1)	-	-		283,322	(2)	$283,322	(2)	(3)	$283,322	(2)	$283,322	(2)
Unvested Stock Options	-	$ 99,951	(4)	-	(5)	-	(5)	(3)	99,951	(4)	99,951	(4)
Performance Units	-	634,591	(6)	283,322	(7)	283,322	(7)	(3)	94,441	(8)	94,441	(8)
Total	$234,838	$734,542		$801,482		$566,644		0	$477,714		$477,714
___________________

(1)
Does not include the supplemental performance-based restricted stock award granted on February 20, 2013, which was forfeited as of December 31, 2013 as a result of the Company’s failure to achieve the one-year performance requirement.

(2)
The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause after a change of control, voluntary termination for good reason after a change in control, death or disability is 12,943.

(3)	As of December 31, 2013, Mr. Morris did not meet the definition of “retirement” in the various award agreements.

(4)	The number of outstanding unvested stock options becoming immediately exercisable upon a change in control only is 35,855.

(5)
All outstanding unvested stock options immediately vest upon a change of control as set forth in the Change in Control Only column. Therefore, no additional vesting would take place upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control.

(6)	The number of unvested performance units immediately vesting upon a change in control only is 28,990.

(7)
The number of unvested performance units immediately vesting upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control is 12,943.

(8)
Represents one-third of the target performance unit award for the performance units granted in 2013 (i.e., that relate to the 2013-2015 performance period). Only one year of the three-year performance period has past, therefore, the Company is unable to make a reasonable estimate of whether the performance requirements will be satisfied at the end of the three-year performance period, thus triggering any payout upon termination on December 31, 2013 due to death or disability. We have assumed in the above table that the performance requirements are met at target, which, assuming a termination on December 31, 2013 for death or disability would result in a payment of one-third of the target performance unit award.

Laura M. Villa - Vice President - Human Resources

Type of Payment	Involuntary Termination without Cause	Change in Control Only		Involuntary Termination without Cause after a Change in Control		Voluntary Termination for Good Reason after a Change in Control		Retirement	Death		Disability
Severance Compensation	$66,346	-		$66,346		-		-	-		-
Medical and Dental Benefits	11,653	-		11,653		-		-	-		-
Outplacement Services	10,000	-		10,000		-		-	-		-
Unvested Restricted Stock (1)	-	-		98,067	(2)	$98,067	(2)	(3)	$98,067	(2)	$98,067	(2)
Unvested Stock Options	-	$ 23,066	(4)	-	(5)	-	(5)	(3)	23,066	(4)	23,066	(4)
Performance Units	-	90,656	(6)	98,067	(7)	98,067	(7)	(3)	32,689	(8)	94,441	(8)
Total	$87,999	$113,712		$284,133		$196,134		0	$153,822		$153,822
___________________

(1)
Does not include the supplemental performance-based restricted stock award granted on February 20, 2013, which was forfeited as of December 31, 2013 as a result of the Company’s failure to achieve the one-year performance requirement.

(2)
The number of shares of unvested restricted stock immediately vesting upon an involuntary termination without cause after a change of control, voluntary termination for good reason after a change in control, death or disability is 4,480.

(3)	As of December 31, 2013, Ms. Villa did not meet the definition of “retirement” in the various award agreements.

(4)	The number of outstanding unvested stock options becoming immediately exercisable upon a change in control only is 6,102.

(5)
All outstanding unvested stock options immediately vest upon a change of control as set forth in the Change in Control Only column. Therefore, no additional vesting would take place upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control.

(6)	The number of unvested performance units immediately vesting upon a change in control only is 4,141.

(7)
The number of unvested performance units immediately vesting upon an involuntary termination without cause after a change of control or voluntary termination for good reason after a change in control is 4,480.

(8)
Represents one-third of the target performance unit award for the performance units granted in 2013 (i.e., that relate to the 2013-2015 performance period). Only one year of the three-year performance period has past, therefore, the Company is unable to make a reasonable estimate of whether the performance requirements will be satisfied at the end of the three-year performance period, thus triggering any payout upon termination on December 31, 2013 due to death or disability. We have assumed in the above table that the performance requirements are met at target, which, assuming a termination on December 31, 2013 for death or disability would result in a payment of one-third of the target performance unit award.

Information Concerning Certain Stockholders

The table below sets forth certain information as of February 26, 2014 with respect to the number of shares of our common stock owned by:

•	each of our Named Executive Officers,

•	each of our directors,

•	each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, and

•	all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Common Stock (%)
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	3,548,834(3)	9.35%
Invesco Ltd. 1555 Peachtree Street NE Atlanta, Georgia 30309	3,221,905(4)	8.49
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	2,794,949(5)	7.37
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	2,574,820(6)	6.78
Guggenheim Capital, LLC 227 West Monroe Street Chicago, Illinois 60606	2,476,726(7)	6.53
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,420,779(8)	6.38
Barrow, Hanley, Mewhinney & Strauss, LLC 2200 Ross Avenue, 31st Floor Dallas, Texas 75201-2761	2,228,923(9)	5.87
J. Joseph Burgess	638,527(10)	1.68
Brian J. Clarke	64,941(11)	- (12)
Stephen P. Cortinovis	67,749(13)	- (12)
Stephanie A. Cuskley	36,057(14)	- (12)
John P. Dubinsky	41,975(15)	- (12)
Charles R. Gordon	21,724(16)	- (12)
Juanita H. Hinshaw	43,823(17)	- (12)
David A. Martin	244,817(18)	- (12)
David F. Morris	282,367(19)	- (12)
M. Richard Smith	23,493(20)	- (12)
Laura M. Villa	11,345(21)	- (12)
Alfred L. Woods	107,947(22)	- (12)
Phillip D. Wright	24,986(23)	- (12)
Directors and executive officers as a group (14 persons)	1,627,052(24)	4.19
__________

(1)	The address for each of our directors and executive officers is 17988 Edison Avenue, Chesterfield, Missouri 63005.

(2)
Except as otherwise indicated, as of February 26, 2014, all shares are owned with sole voting and investment power. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. For the listed officers and directors, the number of shares beneficially owned includes shares of common stock that the individual had the right to acquire within 60 days after February 26, 2014, including through the exercise of stock options.

References to stock options in the footnotes to this table include only those options that are or will become exercisable within 60 days after February 26, 2014. Since deferred stock units are fully vested at award, all deferred stock unit grants to directors are included. Also included are shares of restricted stock, over which the individual has voting power, but no investment power.

(3)
The information provided herein is based on Amendment No. 4 to Schedule 13G filed by BlackRock, Inc. with the Securities and Exchange Commission on January 28, 2014. The information in Amendment No. 4 to Schedule 13G indicates that, at December 31, 2013, BlackRock, Inc. possessed the sole power to vote 3,396,801 shares and sole power to direct the disposition of 3,548,834 shares.

(4)
The information provided herein is based on Amendment 3 to Schedule 13G filed by Invesco Ltd. with the Securities and Exchange Commission on February 4, 2014. The information in Amendment 3 to Schedule 13G indicates that, at December 31, 2013, Invesco Ltd., either directly or through certain of its subsidiaries, possessed sole power to vote and the sole power to direct disposition of 3,221,905 shares.

(5)
The information provided herein is based on a Schedule 13G filed by Dimensional Fund Advisors LP with the Securities and Exchange Commission on February 10, 2014. The information in Schedule 13G indicates that, at December 31, 2013, Dimensional Fund Advisors LP had sole power to vote 2,706,059 shares and sole power to direct the disposition of 2,794,949 shares. These securities are owned by various investment companies, commingled group trusts and separate accounts, which Dimensional Fund Advisors LP or its subsidiaries, serve as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Dimensional Fund Advisors LP is deemed to be a beneficial owner of these securities; however, Dimensional Fund Advisors LP expressly disclaims that it is, in fact, the beneficial owner of these securities.

(6)
The information provided herein is based on Amendment 2 to Schedule 13G filed by T. Rowe Price Associates, Inc. with the Securities and Exchange Commission on February 7, 2014. The information in Amendment 2 to Schedule 13G indicates that, at December 31, 2013, T. Rowe Price Associates, Inc. had sole voting power with respect to 842,470 shares of our common stock and sole dispositive power with respect to 2,574,820 shares of our common stock. These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of these securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of these securities.

(7)
The information provided herein is based on Amendment 2 to Schedule 13G filed by Guggenheim Capital, LLC and certain of its subsidiaries with the Securities and Exchange Commission on February 13, 2014. The information in Amendment 2 to Schedule 13G indicates that, at December 31, 2013, Guggenheim Capital, LLC or its subsidiaries possessed the sole power to vote and the sole power to direct the disposition of 2,476,726 shares.

(8)
The information provided herein is based on Amendment 3 to Schedule 13G filed by The Vanguard Group, Inc. with the Securities and Exchange Commission on February 10, 2014. The information in Amendment 3 to Schedule 13G indicates that, at December 31, 2013, The Vanguard Group, Inc. possessed the sole power to vote 62,832 shares, the shared power to direct the disposition of 58,532 shares and the sole power to direct the disposition of 2,362,247 shares. The aggregate amount of shares beneficially owned by The Vanguard Group, Inc. is 2,420,779 shares.

(9)
The information provided herein is based on a Schedule 13G filed by Barrow, Hanley, Mewhinney & Strauss, LLC with the Securities and Exchange Commission on February 12, 2014. The information in the Schedule 13G indicates that, at December 31, 2013, Barrow, Hanley, Mewhinney & Strauss, LLC possessed the sole power to vote 1,134,023 shares, shared power to vote 1,094,900 shares and the sole power to direct the disposition of 2,228,923 shares.

(10)
Represents 161,194 shares of common stock (1,198 of which are held through the Company’s Employee Stock Purchase Plan), options to purchase 462,399 shares of stock and 14,934 shares of restricted stock. 115,000 shares of common stock are pledged as collateral for certain personal loans with a third party.

(11)	Represents options to purchase 51,998 shares of stock and 12,943 shares of restricted stock.

(12)	Less than one percent.

(13)
Represents 40,126 shares of common stock (of which 7,200 shares are held in Mr. Cortinovis’ Individual Retirement Account, 2,800 shares are held in Mr. Cortinovis’ spouse’s Individual Retirement Account and 30,126 shares are held in a trust in the name of Mr. Cortinovis’ spouse pursuant to which Mr. Cortinovis is the primary beneficiary) and 27,623 deferred stock units.

(14)	Represents 4,159 shares of common stock and 31,898 deferred stock units.

(15)	Represents 15,552 shares of common stock and 26,423 deferred stock units.

(16)	Represents 6,919 shares of common stock and 14,805 deferred stock units.

(17)	Represents 12,169 shares of common stock and 31,654 deferred stock units.

(18)	Represents 49,554 shares of common stock (40,547 of which are held jointly with Mr. Martin’s spouse), options to purchase 182,320 shares of stock and 12,943 shares of restricted stock.

(19)
Represents 76,401 shares of common stock, options to purchase 193,023 shares of stock and 12,943 shares of restricted stock. 73,651 shares of common stock are pledged as collateral for certain personal loans with a third party.

(20)
Represents 7,312 shares of common stock (all of which shares are held by a family trust for the benefit of Mr. Smith and his spouse for which he and his spouse serve as trustees) and 16,181 deferred stock units.

(21)	Represents 763 shares of common stock held through the Company’s Employee Stock Purchase Plan, options to purchase 6,102 shares of stock and 4,480 shares of restricted stock.

(22)	Represents 61,323 shares of common stock and 46,624 deferred stock units.

(23)	Represents 10,000 shares of common stock (all of which held in Mr. Wright’s Individual Retirement Account) and 14,986 deferred stock units.

(24)	Includes 448,950 shares of common stock, options to purchase 907,674 shares of stock, 60,234 shares of restricted stock and 210,194 deferred stock units.

RELATED-PARTY TRANSACTIONS

Pursuant to its charter, our Audit Committee is responsible for reviewing and approving all transactions of our Company in which a related person has a direct or indirect material interest and the amount involved exceeds $120,000. It is our policy that executive management notify our Audit Committee of any transaction that may be deemed a related-party transaction. Upon such a notification, the Audit Committee will meet to review the terms of such a transaction and make any necessary determinations.

We maintain various written policies and procedures relating to the review, approval or ratification of transactions in which we, or any of our directors, officers or employees, may have a direct or indirect material interest. Our Code of Conduct, which may be found on our website at www.aegion.com under “Investors - Corporate Governance,” prohibits our directors, officers and employees from engaging in specified activities that may constitute a conflict of interest with the Company without prior approval of management or our Board or Audit Committee, as appropriate. Activities that may constitute a conflict of interest with our Company and require prior approval include: (a) investing in or being an officer or employee of one of our customers, suppliers, subcontractors or competitors; (b) having a business interest in a company competing with or doing business with our Company; (c) receiving any benefit, either direct or indirect, from the investment in or association with a company that our Company may have otherwise received; and (d) engaging in a transaction with our Company personally or through an affiliate.

Additionally, we require each of our directors and officers to complete a comprehensive questionnaire each year that, among other things, identifies any transactions or potential transactions with us in which the director or officer, or a family member or associated entity, has any interest, financial or otherwise. Our directors and officers are also required to update their information if there are changes throughout the year.

We believe that these policies and procedures ensure that all related-party transactions are appropriately reviewed and, if required, disclosed pursuant to the rules of the Securities and Exchange Commission.

For 2013, we had no related-party transactions.

SECTION 16(a) BENEFICAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, based solely upon a review of copies of reports received by us pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and written representations that no other reports were required to be filed, we believe that all filing requirements applicable to our directors and officers under Section 16(a) with respect to 2013 were satisfied, and all such reports were timely filed.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are seeking an advisory vote from our stockholders to approve the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (including in the Compensation and Discussion Analysis section (“CD&A”), compensation tables and accompanying narrative disclosures). Item 402 of Regulation S-K of the Securities Exchange Commission sets forth what companies must include in their CD&A and compensation tables. As required by Section 14A of the Securities Exchange Act of 1934, as amended, this is an advisory vote, which means that our Board will consider our stockholders’ vote on this proposal when making future compensation decisions for our Named Executive Officers. We plan to hold this vote annually.

As discussed in the CD&A, our Compensation Committee, with assistance from its independent compensation consultant, has structured our compensation program to emphasize pay for performance. The compensation opportunities provided to our Named Executive Officers, as well as our other executives, are highly dependent on our and each individual’s performance, which in turn drives the enhancement of stockholder value. Our Compensation Committee will continue to emphasize responsible compensation arrangements designed to attract, motivate, reward and retain executive talent required to achieve our corporate objectives and to align with the interests of our long-term stockholders.

You have the opportunity to vote for or against or to abstain from voting on the following advisory resolution relating to executive compensation:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative discussion set forth in this Proxy Statement, is hereby approved.”

In deciding how to vote on this proposal, you are encouraged to consider the description of the Compensation Committee’s executive compensation philosophy and its decisions in the CD&A, especially the following:

Pay for Performance. The foundation of all decisions regarding executive compensation is a strong pay for performance philosophy. We mix our compensation elements to create a strong correlation between corporate performance and the pay of our executive officers, aligning the interests of our executives with our stockholders. Specifically, in 2013, this philosophy was demonstrated by the fact that:

•	No increases to base salary were awarded to our Named Executive Officers for 2014.

•	No bonuses were paid to our Named Executive Officers based on 2013 performance.

•	The performance-based restricted stock granted in 2013 (as described in more detail below) was forfeited because the performance requirement was not met.

•	None of the performance units eligible to vest in 2013 were earned.

Favorable Pay Practices. In support of our pay for performance philosophy, our executive compensation program is based on favorable pay practices, including the following:

•
Our Compensation Committee is advised by independent advisors that keep the Compensation Committee apprised of developments and best practices. The independent advisors do not perform any services for management.

•
Our executive compensation program does not permit or include problematic pay practices such as the repricing of “underwater” stock options without stockholder approval or excessive perquisites or tax gross-up payments (including in the event of change in control).

•
We made certain changes to our equity program to further link pay to performance, through the incorporation of performance units into our equity program and by revising our annual incentive program so that funding is tied 100% to corporate net income.

•
Beginning in 2013, we have included double triggers in all of our long-term incentive award agreements so that accelerated vesting of such awards occurs only upon a change in control coupled with a subsequent termination of employment without “cause” or for “good reason”.

•
For our executives, we revised our annual incentive plan so that an objective, formula-based approach is utilized, specifically, annual cash incentives are only paid if and to the extent that certain pre-established corporate net income goals are achieved, subject only to the negative discretion of the Committee to reduce awards; and it no longer contains a pool for discretionary awards (regardless of achievement of corporate net income goals) that had existed in prior years.

•	We adopted an anti-pledging policy applicable to directors and officers of the Company with regard to Company stock.

We believe our executive compensation program is well-designed, appropriately aligns executive pay with Company performance and attracts, motivates, rewards and retains individuals who can achieve superior financial results.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices as described in this Proxy Statement.
Although the vote is advisory only, our Board of Directors and Compensation Committee will review the voting results in connection with their ongoing evaluation of our Company’s compensation program. Our Board will consider the vote of a majority of the shares of our common stock cast on this proposal at our 2014 Annual Meeting of Stockholders as the advice of our stockholders on this matter. The next advisory vote on executive compensation will occur at the 2015 Annual Meeting of Stockholders.

Our Board of Directors recommends a vote “For” the resolution as set forth above.

PROPOSAL 3: RATIFICATION OF THE APPOINTMNET OF INDEPENDENT AUDITORS

Our Board of Directors, upon the recommendation of the Audit Committee of the Board, has appointed PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2014. A resolution will be presented at the meeting to ratify the appointment of PricewaterhouseCoopers LLP.

PricewaterhouseCoopers LLP served as our independent auditors for the year ended December 31, 2013. Representatives of PricewaterhouseCoopers LLP are expected to be present at our 2014 Annual Meeting of Stockholders to respond to appropriate questions from our stockholders and to make statements if they so desire.

Independent Auditors’ Fees

Consistent with its charter adopted by our Board of Directors, the Audit Committee pre-approves all auditing services and all non-audit services (to the extent such non-audit services are permissible) to be provided by our independent auditors. Proposed audit and non-audit services are presented to our Audit Committee periodically for pre-approval, based on a budget that includes a description of, and a budgeted amount for, particular categories of audit services, non-audit services, tax services and other services. Our Audit Committee’s approval is required to exceed the budgeted amount. In addition, as permitted by law, the Chair of our Audit Committee may pre-approve services or changes to estimated, approved fees. If our Audit Committee Chair pre-approves services on behalf of the Audit Committee, the services are presented to our Audit Committee for ratification at its next regularly scheduled meeting.

In our two most recent fiscal years, we paid the following amounts to our independent auditors, all of which were approved by our Audit Committee:

	2013	2012
Audit Fees	$2,482,000	$2,099,735
Audit-Related Fees	1,227,800	90,000
Tax Fees	410,800	223,200
All Other Fees	-	-
Total	$4,120,600	$2,412,935

Audit Fees. In 2013, we paid an aggregate of $2,482,000 to PricewaterhouseCoopers LLP for (i) the 2013 fiscal year audit, (ii) the review of the financial statements included in our 2013 quarterly reports on Form 10-Q, (iii) statutory and subsidiary audits, and (iv) audit efforts relating to internal controls over financial reporting. In 2012, we paid an aggregate of $2,099,735 to PricewaterhouseCoopers LLP for (i) the 2012 fiscal year audit, (ii) the review of the financial statements included in our 2012 quarterly reports on Form 10-Q, (iii) statutory and subsidiary audits, and (iv) audit efforts relating to internal controls over financial reporting.

Audit-Related Fees. In 2013, we paid PricewaterhouseCoopers LLP $1,227,800 for audit-related services for due diligence services. In 2012, we paid PricewaterhouseCoopers LLP $90,000 for audit-related services for due diligence services.

Tax Fees. In 2013, we paid an aggregate of $410,800 for tax, tax compliance and tax preparation services. In 2012, we paid an aggregate of $223,200 for tax, tax compliance and tax preparation services.

All Other Fees. In 2013 and 2012, PricewaterhouseCoopers LLP did not perform any services for us other than those described above.

We intend to use our independent auditors to provide only audit, audit-related and tax services in the future.

Vote Required for Ratification of the Appointment of Independent Auditors

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2014 will require the affirmative vote of a majority of the shares of our common stock cast on this proposal at the 2014 Annual Meeting of Stockholders.

Our Board of Directors recommends a vote “For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2014.

OTHER MATTERS

Our Board does not know of any other matters that may be brought before the 2014 Annual Meeting of Stockholders. However, if any other matters are properly presented for action, it is the intention of the persons named in the proxy card to vote the shares represented thereby in accordance with their judgment on such matters.

HOUSEHOLDING OF MATERIALS

In some instances, only one copy of this Proxy Statement or our 2013 Annual Report is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies. We will deliver promptly upon oral or written request a separate copy of this Proxy Statement or 2013 Annual Report, as applicable, to any stockholder at your address. If you wish to receive a separate copy of this Proxy Statement or 2013 Annual Report, you may call us at (636) 530-8000 or send a written request to Aegion Corporation, 17988 Edison Avenue, Chesterfield, Missouri 63005, Attention: Secretary. Alternatively, stockholders sharing an address who now receive multiple copies of this Proxy Statement or Annual Report may request delivery of a single copy also by calling us at the number or writing to us at the address listed above.

STOCKHOLDER PROPOSALS

Our By-Laws provide that, in order for a stockholder to nominate a candidate for director or to bring other business before a meeting of stockholders, the stockholder must have given timely notice thereof in writing to our Secretary at our principal executive office.

For the nomination of candidates for election as directors to be timely brought before a meeting by a stockholder, a stockholder’s notice shall be delivered: (a) with respect to an election to be held at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (which for the 2015 Annual Meeting of Stockholders would be January 23, 2015 and December 24, 2014, respectively); and (b) with respect to an election to be held at a special meeting of stockholders (i) not earlier than the 120th day prior to such special meeting and (ii) not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting.

In the event that the number of directors to be elected to our Board at an annual meeting is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board made by us at least 60 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered not later than the close of business on the 10th day following the day on which such public announcement of the date of such meeting is first made.

For business other than nominations of candidates for and the election of directors to be timely brought before a meeting by a stockholder, a stockholder’s notice shall be delivered to or mailed to and received by our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (which for the 2015 Annual Meeting of Stockholders would be January 23, 2015 and December 24, 2014, respectively).

However, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, for a notice by the stockholder for these purposes to be timely, it must be so delivered: (a) not earlier than the 120th day prior to such annual meeting; and (b) not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in our By-Laws) of the date of such meeting is first made.

Any written notice of a stockholder proposal, including a proposal for the nomination of candidates for election as director, must include the information and representations required by our By-Laws and, in the case of a notice of nomination of directors, all information relating to each person whom the stockholder proposes to nominate for election or reelection as a director, that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected).

The chairman of any meeting of stockholders for the election of directors or other business and the Board may refuse to acknowledge the nomination of any person or permit any business to be brought without compliance with the procedures set forth in our By-Laws or if the stockholder solicits proxies in support of such stockholder’s nominee(s) or proposal for other business without such stockholder having made the representations required by our By-Laws. If a stockholder does not appear or send a qualified representative (as defined in our By-Laws) to present the nomination or proposal at such meeting, we are not required to present such nomination or proposal for a vote at such meeting, notwithstanding that proxies in respect of such nomination or proposal may have been received by us. The foregoing requirements are separate from and in addition to the requirements of the Securities and Exchange Commission that a stockholder must meet to have a proposal included in our Proxy Statement.

Under the proxy rules of the Securities and Exchange Commission, a stockholder wishing to include a stockholder proposal in our Proxy Statement must submit the proposal to us not later than 120 calendar days before the first release date of the prior year’s annual meeting Proxy Statement. For the 2015 Annual Meeting of Stockholders, this date would be November 14, 2014. This rule is independent of the procedures mandated in our By-Laws with respect to the ability of a stockholder to present stockholder proposals at an annual meeting as stated above.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Our Board has an informal process in place for our stockholders to communicate with directors. Any stockholder wishing to contact our Board or one of our directors can write to:

Board of Directors
c/o Aegion Corporation
17988 Edison Avenue
Chesterfield, Missouri 63005

All correspondence received by us and addressed as indicated above will be reviewed by appropriate Aegion personnel and promptly forwarded to our Chairman of the Board and/or to the appropriate director. Communications that relate to our accounting, internal accounting controls or auditing matters will also be referred to the Chair of our Board’s Audit Committee.

Although our Board does not have an express policy regarding director attendance at our annual meetings of stockholders, we anticipate that all directors will attend this year’s 2014 Annual Meeting of Stockholders. Seven of our directors attended our 2013 Annual Meeting of Stockholders.

David F. Morris
Secretary

Chesterfield, Missouri
March 14, 2014

AEGION CORPORATION
17988 EDISON AVENUE
CHESTERFIELD, MO 63005

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 J. Joseph Burgess
02 Stephen P. Cortinovis
03 Stephanie A. Cuskley
04 Charles R. Gordon
05 Juanita H. Hinshaw
06 M. Richard Smith
07 Alfred L. Woods
08 Phillip D. Wright

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2 To approve an advisory resolution relating to executive compensation	☐	☐	☐
3 To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2014	☐	☐	☐

NOTE: This proxy may be voted, in the discretion of the proxies, on any matter that may properly come before the meeting or any adjournment or adjournments thereof. Should a nominee be unable to serve, this proxy may be voted for a substitute selected by the Board of Directors.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000196582_1 R1.0.0.51160

ANNUAL MEETING OF STOCKHOLDERS

AEGION CORPORATION

APRIL 23, 2014

PROXY VOTING INSTRUCTIONS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

AEGION CORPORATION
Annual Meeting of Stockholders
April 23, 2014 8:30 AM Central Time
This proxy is solicited by the Board of Directors

The undersigned having received the notice of the 2014 Annual Meeting of Stockholders of Aegion Corporation (the "Company") and the proxy statement, appoints David F. Morris and Kent W. Bartholomew, and each of them acting individually, the undersigned's proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote and act with respect to all the shares of the Company's Class A common stock, $.01 par value, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment or adjournments thereof, and the undersigned directs this proxy be voted as specified on the reverse side.

If no direction is made, the proxy will be voted: (a) "FOR" all of the Company's director nominees in Proposal 1, (b) "FOR" Proposal 2 and (c) "FOR" Proposal 3. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the proxies so present and voting, their substitutes or any of them, may lawfully do by virtue hereof.

YOUR VOTE IS VERY IMPORTANT - PLEASE VOTE TODAY.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000196582_2 R1.0.0.51160